Exhibit 1

Oi S.A. – under Judicial Reorganization

and Subsidiaries

Financial Statements for the Quarters
Ended March 31, 2019

The accompanying notes are an integral part of these financial statements.

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 03/31/2019
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	32,030
Preferred shares	3,612
Total	35,642

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Individual Balance Sheets as at March 31, 2019 and December 31, 2017
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2018	Prior Year 12/31/2017
1	Total assets	50,467,584	53,516,055
1.01	Current assets	12,503,055	17,109,300
1.01.01	Cash and cash equivalents	4,231,483	1,669,059
1.01.02	Cash investments	191,241	190,779
1.01.02.01	Cash investments measured at fair vale	191,241	190,779
1.01.02.01.01	Trading securities	191,241	190,779
1.01.03	Accounts receivable	1,344,294	1,193,687
1.01.03.01	Trade receivables	1,344,294	1,193,687
1.01.04	Inventories	51,480	57,599
1.01.06	Recoverable taxes	99,187	146,426
1.01.06.01	Current recoverable taxes	99,187	146,426
1.01.07	Prepaid expenses	201,089	191,087
1.01.08	Other current assets	6,384,281	13,660,663
1.01.08.03	Other	6,384,281	13,660,663
1.01.08.03.01	Due from related parties	359,552	7,565,968
1.01.08.03.02	Other taxes	535,316	232,961
1.01.08.03.03	Judicial deposits	1,261,485	1,348,700
1.01.08.03.04	Pension plan assets	3,242	4,366
1.01.08.03.05	Held-for-sale assets	3,684,289	3,721,549
1.01.08.03.06	Derivative financial instruments	23,198	0
1.01.08.03.07	Other assets	517,199	787,119
1.02	Non-current assets	37,964,529	36,406,755
1.02.01	Long-term receivables	9,451,526	8,082,659
1.02.01.01	Cash investments measured at fair vale	4,926	4,860
1.02.01.01.01	Trading securities	4,926	4,860
1.02.01.07	Prepaid expenses	113,974	113,507
1.02.01.08	Due from related parties	4,566,693	4,394,712
1.02.01.08.02	Due from subsidiaries	4,566,693	4,394,712
1.02.01.09	Other non-current assets	4,765,933	3,569,580
1.02.01.09.03	Other taxes	1,312,955	147,409
1.02.01.09.04	Judicial deposits	3,367,477	3,337,981
1.02.01.09.05	Pension plan assets	65,779	64,253
1.02.01.09.06	Other assets	19,722	19,937
1.02.02	Investments	16,624,577	16,931,222
1.02.02.01	Equity interests	16,624,577	16,931,222
1.02.02.01.02	Investments in subsidiaries	16,610,505	16,917,150
1.02.02.01.04	Other equity interests	14,072	14,072
1.02.03	Property, plant and equipment	7,004,381	6,322,834
1.02.03.01	Property, plant and equipment in service	6,544,281	5,862,699
1.02.03.03	Property, plant and equipment in progress	460,100	460,135
1.02.04	Intangible assets	4,884,045	5,070,040
1.02.04.01	Intangible assets	4,884,045	5,070,040
1.02.04.01.02	Regulatory licenses	4,784,161	4,961,425
1.02.04.01.03	Software	7,446	15,685
1.02.04.01.04	Intangible assets in progress	12,579	12,656
1.02.04.01.05	Other	79,859	80,274

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Balance Sheets as at March 31, 2019 and December 31, 2017
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	50,467,584	53,516,055
2.01	Current liabilities	2,589,610	3,402,850
2.01.01	Payroll and related taxes	144,486	157,451
2.01.01.02	Mandatory benefits	144,486	157,451
2.01.02	Trade payables	1,063,637	1,301,537
2.01.02.01	Domestic suppliers	1,063,637	1,301,537
2.01.02.01.01	Trade payables	992,063	1,231,040
2.01.02.01.02	Trade payables subject to the JRP	71,574	70,497
2.01.03	Taxes payable	1,805	963
2.01.03.01	Federal taxes payable	1,805	963
2.01.03.01.01	Income tax and social contribution payable	1,805	963
2.01.04	Borrowings and financing	115,904	660,172
2.01.04.01	Borrowings and financing	115,904	660,172
2.01.04.01.01	In local currency	161	402
2.01.04.01.02	In foreign currency	115,743	659,770
2.01.05	Other payables	1,003,964	853,652
2.01.05.02	Other	1,003,964	853,652
2.01.05.02.01	Dividends and interest on capital payable	5,063	5,075
2.01.05.02.04	Other taxes	261,011	233,714
2.01.05.02.05	Licenses and concessions payable	35,953	22,925
2.01.05.02.06	Leases payable	89,944	0
2.01.05.02.07	Tax refinancing program	62,935	86,154
2.01.05.02.08	Other payables	549,058	505,784
2.01.06	Provisions	259,814	429,075
2.01.06.01	Tax, social security, labor, and civil provisions	259,814	429,075
2.01.06.01.01	Tax provisions	6,728	6,728
2.01.06.01.02	Social security and labor provisions	98,906	82,597
2.01.06.01.04	Civil provisions	154,180	339,750
2.02	Non-current liabilities	20,673,295	27,460,885
2.02.01	Borrowings and financing	9,518,808	9,297,642
2.02.01.01	Borrowings and financing	9,518,808	9,297,642
2.02.01.01.01	In local currency	3,306,093	3,184,085
2.02.01.01.02	In foreign currency	6,212,715	6,113,557
2.02.02	Other payables	8,721,462	15,481,729
2.02.02.01	Due to related parties	470,410	377,184
2.02.02.01.02	Payables to subsidiaries	470,410	377,184
2.02.02.02	Other	8,251,052	15,104,545
2.02.02.02.03	Trade payables subject to the JRP	919,005	942,845
2.02.02.02.04	Other taxes	224,735	222,995
2.02.02.02.05	Leases payable	530,870	0
2.02.02.02.06	Tax refinancing program	253,506	267,342
2.02.02.02.07	Provision for negative shareholders’ equity	4,099,531	11,434,504
2.02.02.02.08	Other payables	2,223,405	2,236,859
2.02.04	Provisions	2,433,025	2,681,514
2.02.04.01	Tax, social security, labor, and civil provisions	2,433,025	2,681,514
2.02.04.01.01	Tax provisions	78,893	77,142

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Balance Sheets as at March 31, 2019 and December 31, 2017
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2019	Prior Year 12/31/2018
2.02.04.01.02	Social security and labor provisions	367,899	375,915
2.02.04.01.03	Accrued employee benefits	593,042	579,122
2.02.04.01.04	Civil provisions	1,393,191	1,649,335
2.03	Equity	27,204,679	22,652,320
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,564,182	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-2,805,822	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	6,015,600	2,174,872
2.03.05	Retained earnings/accumulated losses	-16,961,705	-17,530,108
2.03.06	Valuation adjustments to equity	-904,435	-519,300
2.03.08	Other comprehensive income	-32,300	-66,488

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statements of Profit or Loss for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
3.01	Net operating revenue	995,551	1,175,674
3.02	Cost of sales and/or services	-787,455	-662,530
3.03	Gross profit	208,096	513,144
3.04	Operating expenses/income	-43,301	2,629,742
3.04.01	Selling expenses	-215,831	-202,159
3.04.02	General and administrative expenses	-222,472	-222,134
3.04.04	Other operating income	887,635	132,284
3.04.05	Other operating expenses	-56,773	-81,564
3.04.06	Share of profit (loss) of investees	-435,860	3,003,315
3.05	Profit (loss) before financial income (expenses) and taxes	164,795	3,142,886
3.06	Financial income (expenses)	429,882	27,315,020
3.06.01	Financial income	1,133,369	27,017,412
3.06.02	Financial expenses	-703,487	297,608
3.07	Profit before taxes on income	594,677	30,457,906
3.08	Income tax and social contribution	-26,274	85,449
3.08.01	Current	-1,805	-19,304
3.08.02	Deferred	-24,469	104,753
3.09	Profit (loss) for the period from continuing operations	568,403	30,543,355
3.11	Profit/loss for the period	568,403	30,543,355
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	0.10000	45.20000
3.99.01.02	Preferred shares (PN)	0.10000	45.20000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	0.10000	45.20000
3.99.02.02	Preferred shares (PN)	0.10000	45.20000

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statements of Comprehensive Income
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
4.01	Profit for the period	568,403	30,543,355
4.02	Other comprehensive income	34,188	-11,476
4.02.01	Hedge accounting gain	11,564	0
4.02.02	Exchange losses on investment abroad	22,624	-11,476
4.03	Comprehensive income for the period	602,591	30,531,879

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
6.01	Net cash from operating activities	-1,224,461	16,220
6.01.01	Cash generated by operations	155,759	1,002,610
6.01.01.01	Pre-tax profit	594,677	30,457,906
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	67,114	-6,717,849
6.01.01.03	Fair value adjustment to borrowings and financing	291,411	-20,379,185
6.01.01.04	Present value adjustment to other liabilities	18,488	0
6.01.01.05	Derivative transactions	-59,799	0
6.01.01.06	Depreciation and amortization	443,128	261,032
6.01.01.07	Estimated loss on doubtful debts	41,432	33,911
6.01.01.08	Provisions/(reversals)	18,000	34,929
6.01.01.09	Provision for pension plans	53	42
6.01.01.10	Equity in investees	435,860	-3,003,315
6.01.01.11	Loss on disposal of capital assets	5,631	111,718
6.01.01.12	Concession Agreement Extension Fee - ANATEL	13,028	6,103
6.01.01.13	Tax recovery	-1,479,741	0
6.01.01.14	Inflation adjustment to provisions/(reversals)	39,064	29,094
6.01.01.15	Inflation adjustment to tax refinancing program	2,812	4,940
6.01.01.16	Other	-275,399	163,284
6.01.02	Changes in assets and liabilities	-754,869	-985,632
6.01.02.01	Accounts receivable	-192,038	-338,960
6.01.02.02	Inventories	6,119	-6,636
6.01.02.03	Taxes	-18,972	28,706
6.01.02.04	Held-for-trading cash investments	-92,460	-19,251
6.01.02.05	Redemption of held-for-trading cash investments	97,116	18,748
6.01.02.06	Trade payables	-341,152	-800,865
6.01.02.07	Payroll, related taxes and benefits	-12,965	-23,699
6.01.02.08	Provisions	-135,038	-519,017
6.01.02.09	Other assets and liabilities	-65,479	675,342
6.01.03	Other	-625,351	-758
6.01.03.01	Financial charges paid - debt	-603,211	-758
6.01.03.02	Income tax and social contribution paid - Company	-963	0
6.01.03.03	Income tax and social contribution paid - third parties	-21,177	0
6.02	Net cash from investing activities	-143,839	-162,965
6.02.01	Purchases of tangibles and intangibles	-237,255	-213,296
6.02.02	Due from related parties and debentures - receipts	161	0
6.02.03	(Increase) / Decrease in permanent investments	3	-3,996
6.02.05	Judicial deposits	-17,264	-174,372
6.02.06	Redemption of judicial deposits	100,916	228,699
6.02.07	Capital increase in subsidiary	9,600	0
6.03	Net cash from financing activities	3,930,724	-17,369
6.03.01	Borrowings net of costs	0	21,696
6.03.02	Proceeds from derivative financial instrument transactions	46,684	0

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
6.03.03	Capital increase	4,000,000	0
6.03.04	Commitment to investors premium	-49,573
6.03.05	Tax refinancing program	-39,867	-39,050
6.03.06	Payment of dividends and interest on capital	0	-15
6.03.07	Leases	-23,948	0
6.03.08	Share buyback	-2,572	0
6.04	Exchange differences on cash and cash equivalents	0	1,057
6.05	Increase (decrease) in cash and cash equivalents	2,562,424	-163,057
6.05.01	Cash and cash equivalents at the beginning of the period	1,669,059	3,875,141
6.05.02	Cash and cash equivalents at the end of the period	4,231,483	3,712,084

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statement of Changes in Equity for the Quarter Ended March 31, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	3,834,437	0	0	0	4,334,903
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719
5.05	Total comprehensive income	0	0	0	568,403	-350,947	217,456
5.05.01	Profit for the period	0	0	0	568,403	0	568,403
5.05.02	Other comprehensive income	0	0	0	0	-350,947	-350,947
5.05.02.06	Share issue costs	0	0	0	0	-385,135	-385,135
5.05.02.07	Hedge accounting gain	0	0	0	0	11,564	11,564
5.05.02.08	Exchange losses on investment abroad	0	0	0	0	22,624	22,624
5.07	Closing balances	32,538,937	12,564,182	0	-16,961,705	-936,735	27,204,679

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Individual Statement of Changes in Equity for the Quarter Ended March 31, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.04	Capital transactions with shareholders	0	0	0	1,212	0	1,212
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	30,543,355	-11,476	30,531,879
5.05.01	Profit for the period	0	0	0	30,543,355	0	30,543,355
5.05.02	Other comprehensive income	0	0	0	0	-11,476	-11,476
5.05.02.06	Exchange losses on investment abroad	0	0	0	0	-11,476	-11,476
5.06	Internal change in shareholder	0	11,624,028	0	282,135	0	11,906,163
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,624,028	0	0	0	11,624,028
5.07	Closing balances	21,438,374	19,335,310	0	-11,509,223	-631,187	28,633,274

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Individual Statements of Value Added

for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
7.01	Revenue	2,159,602	1,676,160
7.01.01	Sales of goods and services	1,313,035	1,579,129
7.01.02	Other income	887,999	130,942
7.01.04	Allowance for/reversal of doubtful accounts	-41,432	-33,911
7.02	Inputs purchased from third parties	-599,980	-604,291
7.02.01	Cost of sales and services	-30,584	-45,909
7.02.02	Supplies, power, outside services, and other inputs	-553,493	-547,859
7.02.04	Other	-15,903	-10,523
7.03	Gross value added	1,559,622	1,071,869
7.04	Retentions	-511,911	-336,368
7.04.01	Depreciation, amortization and depletion	-443,128	-261,032
7.04.02	Other	-68,783	-75,336
7.04.02.01	Provisions/reversals	-57,064	-64,023
7.04.02.02	Other expenses	-11,719	-11,313
7.05	Wealth created	1,047,711	735,501
7.06	Value added received as transfer	697,509	30,020,727
7.06.01	Share of profit (loss) of investees	-435,860	3,003,315
7.06.02	Financial income	1,133,369	27,017,412
7.07	Wealth for distribution	1,745,220	30,756,228
7.08	Wealth distributed	1,745,220	30,756,228
7.08.01	Personnel	81,717	83,689
7.08.01.01	Salaries and wages	55,099	58,519
7.08.01.02	Benefits	18,634	18,117
7.08.01.03	Severance pay fund (FGTS)	6,252	5,163
7.08.01.04	Other	1,732	1,890
7.08.02	Taxes and fees	259,266	140,375
7.08.02.01	Federal	-943	-210,054
7.08.02.02	State	256,839	346,321
7.08.02.03	Municipal	3,370	4,108
7.08.03	Lenders and lessors	835,834	-11,191
7.08.03.01	Interest	718,837	-168,336
7.08.03.02	Rentals	116,997	157,145
7.08.04	Shareholders	568,403	30,543,355
7.08.04.03	Retained earnings/Accumulated losses for the period	568,403	30,543,355

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Balance Sheets as at March 31, 2019 and December 31, 2017
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2019	Prior Year 12/31/2018
1	Total assets	77,790,180	65,437,797
1.01	Current assets	24,059,282	21,313,484
1.01.01	Cash and cash equivalents	6,029,760	4,385,329
1.01.02	Cash investments	199,354	201,975
1.01.02.01	Cash investments measured at fair vale	199,354	201,975
1.01.02.01.01	Trading securities	199,354	201,975
1.01.03	Accounts receivable	6,632,527	6,516,555
1.01.03.01	Trade receivables	6,632,527	6,516,555
1.01.04	Inventories	299,575	317,503
1.01.06	Recoverable taxes	611,113	621,246
1.01.06.01	Current recoverable taxes	611,113	621,246
1.01.07	Prepaid expenses	1,222,236	743,953
1.01.08	Other current assets	9,064,717	8,526,923
1.01.08.03	Other	9,064,717	8,526,923
1.01.08.03.01	Derivative financial instruments	23,198	0
1.01.08.03.02	Other taxes	1,716,654	803,252
1.01.08.03.03	Judicial deposits	1,534,585	1,715,934
1.01.08.03.04	Pension plan assets	3,595	4,880
1.01.08.03.05	Held-for-sale assets	4,812,585	4,923,187
1.01.08.03.06	Other assets	974,100	1,079,670
1.02	Non-current assets	53,730,898	44,124,313
1.02.01	Long-term receivables	9,941,877	8,632,464
1.02.01.01	Cash investments measured at fair vale	37,497	36,987
1.02.01.01.01	Trading securities	37,497	36,987
1.02.01.06	Deferred taxes	25,456	23,050
1.02.01.06.01	Deferred income tax and social contribution	25,456	23,050
1.02.01.07	Prepaid expenses	543,708	522,550
1.02.01.09	Other non-current assets	9,335,216	8,049,877
1.02.01.09.03	Other taxes	1,887,132	715,976
1.02.01.09.04	Judicial deposits	7,131,369	7,018,786
1.02.01.09.05	Pension plan assets	65,779	64,253
1.02.01.09.06	Other assets	250,936	250,862
1.02.02	Investments	118,287	117,840
1.02.02.01	Equity interests	118,287	117,840
1.02.02.01.01	Investments in associates	45,293	44,124
1.02.02.01.04	Other equity interests	72,994	73,716
1.02.03	Property, plant and equipment	36,928,921	28,425,563
1.02.03.01	Property, plant and equipment in service	33,488,176	25,073,950
1.02.03.03	Property, plant and equipment in progress	3,440,745	3,351,613
1.02.04	Intangible assets	6,741,813	6,948,446
1.02.04.01	Intangible assets	6,741,813	6,948,446
1.02.04.01.02	Regulatory licenses	5,636,552	5,850,907
1.02.04.01.03	Software	864,707	865,233
1.02.04.01.04	Intangible assets in progress	14,417	27,195
1.02.04.01.05	Other	226,137	205,111

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Balance Sheets as at March 31, 2019 and December 31, 2017
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	77,790,180	65,437,797
2.01	Current liabilities	12,012,326	10,689,459
2.01.01	Payroll and related taxes	910,411	906,655
2.01.01.02	Mandatory benefits	910,411	906,655
2.01.02	Trade payables	5,640,782	5,225,862
2.01.02.01	Domestic suppliers	5,640,782	5,225,862
2.01.02.01.01	Trade payables	5,216,927	5,024,260
2.01.02.01.02	Trade payables subject to the JRP	423,855	201,602
2.01.03	Taxes payable	50,709	27,026
2.01.03.01	Federal taxes payable	50,709	27,026
2.01.03.01.01	Income tax and social contribution payable	50,709	27,026
2.01.04	Borrowings and financing	129,213	672,894
2.01.04.01	Borrowings and financing	129,213	672,894
2.01.04.01.01	In local currency	13,140	13,124
2.01.04.01.02	In foreign currency	116,073	659,770
2.01.05	Other payables	4,747,397	3,176,480
2.01.05.02	Other	4,747,397	3,176,480
2.01.05.02.01	Dividends and interest on capital payable	6,158	6,168
2.01.05.02.04	Licenses and concessions payable	120,343	85,619
2.01.05.02.05	Leases payable	1,421,756	0
2.01.05.02.06	Other taxes	1,362,775	1,033,868
2.01.05.02.07	Tax refinancing program	98,834	142,036
2.01.05.02.08	Liabilities associated to held-for-sale assets	471,651	526,870
2.01.05.02.09	Other payables	1,265,880	1,381,919
2.01.06	Provisions	533,814	680,542
2.01.06.01	Tax, social security, labor, and civil provisions	533,814	680,542
2.01.06.01.01	Tax provisions	22,233	14,925
2.01.06.01.02	Social security and labor provisions	196,214	174,694
2.01.06.01.04	Civil provisions	315,367	490,923
2.02	Non-current liabilities	38,347,761	31,852,527
2.02.01	Borrowings and financing	16,255,780	15,777,012
2.02.01.01	Borrowings and financing	16,255,780	15,777,012
2.02.01.01.01	In local currency	7,881,116	7,620,016
2.02.01.01.02	In foreign currency	8,374,664	8,156,996
2.02.02	Other payables	17,417,894	11,138,215
2.02.02.02	Other	17,417,894	11,138,215
2.02.02.02.03	Trade payables subject to the JRP	3,238,572	3,593,008
2.02.02.02.04	Other taxes	633,922	628,716
2.02.02.02.05	Leases payable	6,674,646	0
2.02.02.02.06	Tax refinancing program	392,361	411,170
2.02.02.02.07	Other payables	6,478,393	6,505,321
2.02.04	Provisions	4,674,087	4,937,300
2.02.04.01	Tax, social security, labor, and civil provisions	4,674,087	4,937,300
2.02.04.01.01	Tax provisions	657,145	635,158
2.02.04.01.02	Social security and labor provisions	1,220,211	1,282,487
2.02.04.01.03	Accrued employee benefits	593,042	579,122

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Balance Sheets as at March 31, 2019 and December 31, 2017
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 03/31/2019	Prior Year 12/31/2018
2.02.04.01.04	Civil provisions	2,203,689	2,440,533
2.03	Consolidated equity	27,430,093	22,895,811
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,564,182	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-2,805,822	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	6,015,600	2,174,872
2.03.05	Retained earnings/accumulated losses	-16,961,705	-17,530,108
2.03.06	Valuation adjustments to equity	-904,435	-519,300
2.03.08	Other comprehensive income	-32,300	-66,488
2.03.09	Non-controlling interests	225,414	243,491

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Statements of Profit or Loss for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
3.01	Net operating revenue	5,130,036	5,668,290
3.02	Cost of sales and/or services	-3,746,620	-3,738,385
3.03	Gross profit	1,383,416	1,929,905
3.04	Operating expenses/income	-458,467	-1,626,446
3.04.01	Selling expenses	-928,765	-948,141
3.04.02	General and administrative expenses	-690,411	-671,349
3.04.04	Other operating income	1,543,992	401,656
3.04.05	Other operating expenses	-382,658	-404,441
3.04.06	Share of profit (loss) of investees	-625	-4,171
3.05	Profit (loss) before financial income (expenses) and taxes	924,949	303,459
3.06	Financial income (expenses)	-201,730	30,179,381
3.06.01	Financial income	1,350,780	28,676,762
3.06.02	Financial expenses	-1,552,510	1,502,619
3.07	Profit before taxes on income	723,219	30,482,840
3.08	Income tax and social contribution	-44,456	43,566
3.08.01	Current	-22,393	143,073
3.08.02	Deferred	-22,063	-99,507
3.09	Profit (loss) for the period from continuing operations	678,763	30,526,406
3.11	Consolidated profit/loss for the period	678,763	30,526,406
3.11.01	Attributable to the Company owner	568,403	30,543,355
3.11.02	Attributable to non-controlling interests	110,360	-16,949
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	0.10000	45.20000
3.99.01.02	Preferred shares (PN)	0.10000	45.20000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	0.10000	45.20000
3.99.02.02	Preferred shares (PN)	0.10000	45.20000

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Statements of Comprehensive Income
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
4.01	Consolidated profit for the period	678,763	30,526,406
4.02	Other comprehensive income	-94,249	-13,232
4.02.01	Hedge accounting gain	11,564	0
4.02.02	Exchange losses on investment abroad	-105,813	-13,232
4.03	Consolidated comprehensive income for the period	584,514	30,513,174
4.03.01	Attributable to the Company owner	602,591	30,531,879
4.03.02	Attributable to non-controlling interests	-18,077	-18,705

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
6.01	Net cash from operating activities	-497,499	814,500
6.01.01	Cash generated by operations	1,379,390	2,875,111
6.01.01.01	Pre-tax profit	723,219	30,482,840
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	433,911	-16,528,934
6.01.01.03	Fair value adjustment to borrowings and financing	211,792	-13,304,120
6.01.01.04	Present value adjustment to other liabilities	237,094	0
6.01.01.05	Transaction with derivative financial instruments	-59,799	0
6.01.01.06	Depreciation and amortization	1,689,676	1,268,458
6.01.01.07	Estimated loss on doubtful debts	136,977	202,591
6.01.01.08	Provisions/(reversals)	59,391	91,721
6.01.01.09	Provision for pension plans	64	68
6.01.01.10	Equity in investees	625	4,171
6.01.01.11	Loss on disposal of capital assets	38,169	392,226
6.01.01.12	Concession Agreement Extension Fee - ANATEL	34,640	19,058
6.01.01.13	Employee and management profit sharing	13,255	12,824
6.01.01.14	Tax recovery	-2,023,644	0
6.01.01.15	Inflation adjustment to provisions/(reversals)	97,251	118,975
6.01.01.16	Inflation adjustment to the tax refinancing program	5,117	7,025
6.01.01.17	Other	-218,348	108,208
6.01.02	Changes in assets and liabilities	-1,180,025	-1,630,986
6.01.02.01	Accounts receivable	-253,114	-693,480
6.01.02.02	Inventories	18,595	38,563
6.01.02.03	Taxes	218,552	627,683
6.01.02.04	Held-for-trading cash investments	-208,404	-444,353
6.01.02.05	Redemption of held-for-trading cash investments	216,959	433,874
6.01.02.06	Trade payables	-214,171	-1,511,601
6.01.02.07	Payroll, related taxes and benefits	-9,465	-81,836
6.01.02.08	Provisions	-185,154	-1,992,408
6.01.02.09	Changes in assets and liabilities held for sale	-202,356	83,746
6.01.02.10	Other assets and liabilities	-561,467	1,908,826
6.01.03	Other	-696,864	-429,625
6.01.03.01	Financial charges paid - debt	-604,195	-2,220
6.01.03.02	Income tax and social contribution paid - Company	-21,035	-365,445
6.01.03.03	Income tax and social contribution paid - third parties	-71,634	-61,960
6.02	Net cash from investing activities	-1,408,675	-1,431,396
6.02.01	Purchases of tangibles and intangibles	-1,491,919	-1,514,701
6.02.02	(Increase)/decrease in permanent investments	-375	15,423
6.02.03	Judicial deposits	-80,050	-288,023
6.02.04	Redemption of judicial deposits	163,669	355,905
6.03	Net cash from financing activities	3,550,605	-175,551
6.03.01	Borrowings net of costs	0	53,086
6.03.02	Repayment of principal of borrowings, financing, and derivatives	0	-161,884

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION  Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
6.3.3	Proceeds from derivative financial instrument transactions	46,684	0
6.3.4	Capital increase	4,000,000	0
6.3.5	Commitment to investors premium	-49,573	0
6.3.6	Tax refinancing program	-67,128	-66,753
6.3.7	Leases	-376,806	0
6.3.8	Share buyback	-2,572	0
6.4	Exchange differences on cash and cash equivalents	0	3,011
6.5	Increase (decrease) in cash and cash equivalents	1,644,431	-789,436
6.5.1	Cash and cash equivalents at the beginning of the period	4,385,329	6,862,684
6.5.2	Cash and cash equivalents at the end of the period	6,029,760	6,073,248

Additional disclosures relating to the statement of cash flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	80,781	138,573	279,940	(21,073)
Offset of judicial deposits against provisions and other obligations	35,056	79,078	82,031	137,912
Capital increase	337,475		337,475
Capital increase in subsidiaries	7,204,105

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 19.

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Consolidated Statement of Changes in Equity for the Quarter Ended March 31, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	3,834,437	0	0	0	4,334,903	0	4,334,903
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719	0	3,719
5.05	Total comprehensive income	0	0	0	568,403	-350,947	217,456	-18,077	199,379
5.05.01	Profit for the period	0	0	0	568,403	0	568,403	110,360	678,763
5.05.02	Other comprehensive income	0	0	0	0	-350,947	-350,947	-128,437	-479,384
5.05.02.06	Share issue costs	0	0	0	0	-385,135	-385,135	0	-385,135
5.05.02.07	Hedge accounting gain	0	0	0	0	11,564	11,564	0	11,564
5.05.02.08	Exchange losses on investment abroad	0	0	0	0	22,624	22,624	-128,437	-105,813
5.07	Closing balances	32,538,937	12,564,182	0	-16,961,705	-936,735	27,204,679	225,414	27,430,093

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Consolidated Statement of Changes in Equity for the Quarter Ended March 31, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.04	Capital transactions with shareholders	0	0	0	1,212	0	1,212	0	1,212
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	30,543,355	-11,476	30,531,879	-18,705	30,513,174
5.05.01	Profit for the period	0	0	0	30,543,355	0	30,543,355	-16,949	30,526,406
5.05.02	Other comprehensive income	0	0	0	0	-11,476	-11,476	-1,756	-13,232
5.05.02.06	Exchange losses on investment abroad	0	0	0	0	-11,476	-11,476	-1,756	-13,232
5.06	Internal change in shareholder	0	11,624,028	0	282,135	0	11,906,163	0	11,906,163
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,624,028	0	0	0	11,624,028	0	11,624,028
5.07	Closing balances	21,438,374	19,335,310	0	-11,509,223	-631,187	28,633,274	274,752	28,908,026

Interim Financial Information (ITR) - March 31, 2019 - OI S.A. – UNDER JUDICIAL REORGANIZATION Version: 1

Consolidated Statements of Value Added

for the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 3/31/2019	Prior YTD 1/1/2018 to 3/31/2018
7.01	Revenue	8,026,742	7,659,096
7.01.01	Sales of goods and services	6,628,782	7,461,317
7.01.02	Other income	1,534,937	400,370
7.01.04	Allowance for/reversal of doubtful accounts	-136,977	-202,591
7.02	Inputs purchased from third parties	-2,565,243	-2,524,266
7.02.01	Cost of sales and services	-193,061	-238,686
7.02.02	Supplies, power, outside services, and other inputs	-2,197,898	-2,113,555
7.02.04	Other	-174,284	-172,025
7.03	Gross value added	5,461,499	5,134,830
7.04	Retentions	-1,891,510	-1,518,027
7.04.01	Depreciation, amortization and depletion	-1,689,676	-1,268,458
7.04.02	Other	-201,834	-249,569
7.04.02.01	Provisions/reversals	-156,642	-210,696
7.04.02.02	Other expenses	-45,192	-38,873
7.05	Wealth created	3,569,989	3,616,803
7.06	Value added received as transfer	1,350,155	28,672,591
7.06.01	Share of profit (loss) of investees	-625	-4,171
7.06.02	Financial income	1,350,780	28,676,762
7.07	Wealth for distribution	4,920,144	32,289,394
7.08	Wealth distributed	4,920,144	32,289,394
7.08.01	Personnel	535,661	539,285
7.08.01.01	Salaries and wages	370,993	384,326
7.08.01.02	Benefits	116,865	105,972
7.08.01.03	Severance pay fund (FGTS)	34,540	33,415
7.08.01.04	Other	13,263	15,572
7.08.02	Taxes and fees	1,521,834	1,615,350
7.08.02.01	Federal	267,886	81,665
7.08.02.02	State	1,182,975	1,469,202
7.08.02.03	Municipal	70,973	64,483
7.08.03	Lenders and lessors	2,183,886	-391,647
7.08.03.01	Interest	1,521,230	-1,420,979
7.08.03.02	Rentals	662,656	1,029,332
7.08.04	Shareholders	678,763	30,526,406
7.08.04.03	Retained earnings/Accumulated losses for the period	568,403	30,543,355
7.08.04.04	Non-controlling interests in retained earnings	110,360	-16,949

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.           GENERAL INFORMATION

Oi S.A. – in Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – in Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – in Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through subsidiaries and investees of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 28).

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that Congress Bill 79/2016 provides for a special amendment of concession agreements to adjust them to the possibility of migrating from a public utility regime to an STFC service provision under a private law regime. Thus, if this bill is passed into law, a concession agreement could be amendment in any date other than December 31, 2020.

With the approval of the Judicial Reorganization Plan (“PRJ” or “Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial condition, as well as to assess the Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other matters, to keep the special monitoring the provision of the telecommunications services by the Oi Group companies in 2019, by imposing measures related to the Group’s transparence, corporate governance, and corporate control, the business and financial performance, and the asset and receivables management, as reported in the Notice to the Market issued by the Company on May 8, 2019.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 21, 2018, the Government enacted Decree 9619/2018, which repeals Decree 7512/2011 and approves a New PGMU, effective for 2016-2020. The New PGMU provides for, among other provisions, a significant reduction of the plant of payphones. As a replacement of the payphones no longer required, the concessionaires have a new obligation consisting of the implementation of wireless fixed access systems supporting broadband connections.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on May 13, 2019, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial reorganization

The information on the Plan should be read together with the financial statements for the year ended December 31, 2018.

On June 20, 2016, the Oi Companies filed a judicial reorganization petition with the Court of the State of Rio de Janeiro.

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the JRP was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the competent court issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

The information on the Plan should be read together with the financial statements for the year ended December 31, 2018.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all exercised warrants and ADWs to its holders. The process was concluded on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions were R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which will be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the Settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties and (b) the delivery to Bratel of 33.8 million Oi shares currently held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice disclosed by Oi and the Notice disclosed by Pharol, both of January 9, 2019, are being fully met, which, pursuant to the Settlement, could be resolved if such Settlement were not approved by the Judicial Reorganization Court.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Going concern

The interim financial information for the period ended March 31, 2019, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthen with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize the conditions and circumstances that because of their own nature indicate the uncertainties that may affect the success of the judicial reorganization and cast doubts as to the Oi Companies’ ability to continue as going concerns. As at March 31, 2019 and after the implementation of the JRP, total shareholders’ equity was R$27,430,093 (R$27,204,679 in the Company), profit for the period then ended was R$678,763 (R$568,403 in the Company), and working capital totaled R$12,046,956 (R$9,913,445 in the Company). As at December 31, 2018 and after the recognition of the effects of the JRP, total shareholders’ equity was R$22,895,811 (R$22,652,320 in the Company), profit for the year then ended was R$24,615,555 (R$24,591,140 in the Company), and working capital totaled R$10,624,025 (R$13,706,450 in the Company).

2.           SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all fiscal periods presented in this individual and consolidated interim financial information, and have been consistently applied both by the Company and its subsidiaries.

(a)         Reporting basis

The Company’s interim financial information has been prepared for the period ended March 31, 2019 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and, therefore, should be read in conjunction with the annual financial statements for the year ended December 31, 2018, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended March 31, 2019 as compared to those applicable in the year ended December 31, 2018, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2018, as described in item (b) of this note.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities; (vi) provisions; (vii) fair value of available-for-sale financial assets; (viii) deferred income tax and social contribution; and (ix) employee benefits.

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which operating under conditions of a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•        revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•        all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

•        goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at March 31, 2019 and December 31, 2018, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	03/31/2019	12/31/2018	03/31/2019	03/31/2018
Euro	4.3760	4.4390	4.2802	3.9866
US dollar	3.8967	3.8748	3.7684	3.2433
Cape Verdean escudo	0.0397	0.0403	0.0388	0.0362
Sao Tomean dobra	0.000186	0.000185	0.000179	0.000163
Kenyan shilling	0.0387	0.0381	0.0374	0.0319
Namibian dollar	0.2700	0.2698	0.2691	0.2713
Mozambican metical	0.0617	0.0627	0.0602	0.0532
Angolan kwanza	0.0123	0.0126	0.0121	0.0160

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. The results of operations are frequently reviewed with regard to the resources to be allocated to assess their performance and for strategic decision-making.

(b)         New and revised standards and interpretations

New and revised standards		Effective for annual periods beginning on or after:
Annual improvements to IFRSs	2015-2017 Cycle	January 1, 2019
IFRS 16	Leases	January 1, 2019
IFRIC 23	Uncertainty over Income Tax Treatments	January 1, 2019
Amendment to IFRS 9	Prepayment Features with Negative Compensation	January 1, 2019
Amendment to IAS 28	Long-term interests in associates and joint ventures	January 1, 2019
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	January 1, 2019

Among the standards, changes, and interpretations referred to above, on IFRS 16/CPC 06 (R2) had an impact on the Company and subsidiaries' financial position as from January 1, 2018, as detailed below.

IFRS 16/CPC 06 (R2) Leases

IFRS 16/CPC 06 (R2) Leases establishes the principles for the recognition, measurement, presentation, and disclosures, and requires that lessees account for all the leases under a single model in the balance sheet. The standard includes two recognition exemptions for lessees: leases of low value assets (for example, personal computers) and short-term leases (i.e., with a lease tem of twelve months or less). At the lease commencement date, the lessee recognizes a liability related to the lease payments (i.e., a lease liability) and a lease asset that represents the right to use the underlying asset during the lease term (i.e., a right-of-use asset). The lessees are required to separately recognize an interest expense on the lease liability and depreciation expense on the right-of-use asset. The lessees shall also revalue the lease liability should certain events occur (for example, any change in the lease term, a change in the future lease payments as a result of a change in the index or rate used to determine such payments). As a rule, the lessee recognizes the revised amount of the lease liability as an adjustment to the right-of-use asset.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

There is no significant change in the lessor’s recognition based on IFRS 16 regarding the current accounting in accordance with IAS 17. The lessors shall continue to classify all leases pursuant to the same classification principle of IAS 17, differentiating between two types of leases: operating and finance leases.

Transition

The Company adopted IFRS 16 pursuant to the modified retrospective approach (i.e., beginning January 1, 2019, taking into account the right-of-use equal to the lease liability upon the first-time adoption), without any restatement of comparative information. The Company elected to apply the standard to agreements that were identified as leases pursuant to the previous standard. As a result, the Company did not apply the standard to agreements that have not previously been identified as containing a lease by applying IAS 17 and IFRIC 4, and excluded lease agreements maturing in the next twelve months, without probable renewal intention, in addition to applying a single discount rate to leases with similar characteristics and excluding to direct initial costs in the measurement of the right-of-use.

Exemptions

The Company elected to use the exemptions proposed by the standard on short-term agreements (i.e., that will be end within 12 months from the commencement date), lease agreements for which there is an underlying low value asset.

Impacts

The impacts refer basically to the lease agreements of towers, properties, stores, vehicles, and sites (physical spaces) and as described in Notes 15 and 21.

Upon the initial adoption of IFRS 16/CPC 06 (R2), the Company recognized a right-of-use asset and a lease liability in balance sheet. The right-of-use asset is measured at cost, which consists of the initial amount of the lease liability measurement, any initial direct costs incurred by the Company, an estimate of any costs to disassemble and remove the asset at the end of the lease, and any lease payments made before the lease commencement date (net of any incentives received), calculated at present value.

The Company depreciates the right-of-use assets on a straight-line basis from the commencement of the lease to the termination of the lease. The Company also assesses impairment when there are indicators that an asset might be impaired.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

At the commencement date, the Company measured the lease liability at the present value of the consideration paid or payable, discounted using the Company’s incremental lending rate.

The lease payments included in the lease liability measurement consist of fixed payments and variable payments based on either an index or a rate.

After the initial measurement, the liability will be written down by the payments made and increased by the interest incurred. If necessary, the liability is recalculated to reflect any remeasurement or change, or if there are changes in the substance of the fixed payments.

When there is a significant contractual change, a lease liability is remeasured and the corresponding adjustment is reflected in the right-of-use asset, or in profit or loss, if the right-of-use asset is already written down to nil.

The Company elected to use the exemptions proposed by the standard for lease agreements, for short-term and low value contracts. Accordingly, instead of recognizing a right-of-use asset and a lease liability, these are recognized as an expense in profit or loss over the lease period.

The Company individually measured any new agreement entered into after January 1, 2019 if such agreement contained a lease. A lease is defined as an “a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.”

To apply this definition the Company assessed whether a contract meets the three key characteristics:

•        The agreement contains an identified asset, which is explicitly identified in the agreement or implicitly specified to be identified at the time that the asset is made available to the Company;

•        The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use, considering its rights within the scope set out in the agreement; and

•        The Company has the right to direct the use of the identified asset throughout the period of use the and right to direct "how and for what purpose" the asset is used throughout the period of use.

As at January 1, 2019, the Company and its subsidiaries recognized a right-of-use asset as a corresponding entry to the lease liability payable, amounting to R$8.2 billion (Notes 15 and 21). As at March 31, 2019, the amounts recognized for the right-of-use asset and the lease liability payable are R$8.0 billion and R$8.1 billion, respectively.

The Company adopted IFRS 16, taking into account the modified retrospective application permitted by the respective standards. Accordingly, we present below the consolidated results for the periods ended March 31, 2019 and 2018, less the effects recognized as a result of this application.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Balance at 03/31/2019 (with IFRS 16)	IFRS 16 adjustments	Balance at 03/31/2019 (w/o IFRS 16)	Balance at 03/31/2018

Net operating revenue	5,130,036		5,130,036	5,668,290

Cost of sales and/or services	(3,746,620)	(149,782)	(3,896,402)	(3,738,385)

Gross profit (loss)	1,383,416	(149,782)	1,233,634	1,929,905

Operating income (expenses)
Share of profit (loss) of investees	(625)		(625)	(4,171)
Selling expenses	(928,765)		(928,765)	(948,141)
General and administrative expenses	(690,411)		(690,411)	(671,349)
Other operating income	1,543,992		1,543,992	401,656
Other operating expenses	(382,658)		(382,658)	(404,441)

	(458,467)		(458,467)	(1,626,446)

Profit (loss) before financial income (expenses) and taxes	924,949	(149,782)	775,167	303,459

Financial income	1,350,780		1,350,780	28,676,762
Financial expenses	(1,552,510)	237,113	(1,315,397)	1,502,619

Financial income (expenses)	(201,730)	237,113	35,383	30,179,381

Pre-tax profit	723,219	87,331	810,550	30,482,840

Income tax and social contribution
Current	(22,393)		(22,393)	143,073
Deferred	(22,063)		(22,063)	(99,507)

Profit for the year	678,763	87,331	766,094	30,526,406

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.           FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.       Financial instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at March 31, 2019 and December 31, 2018 are summarized as follows:

	Accounting measurement	COMPANY	CONSOLIDATED
		03/31/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	153,094	153,094	276,165	276,165
Cash equivalents	Fair value	4,078,389	4,078,389	5,753,595	5,753,595
Cash investments	Fair value	196,167	196,167	236,851	236,851
Due from related parties	Amortized cost	4,926,245	4,926,245
Derivative financial instruments	Fair value	23,199	23,199	23,199	23,199
Accounts receivable (i)	Amortized cost	1,344,294	1,344,294	6,632,527	6,632,527
Held-for-sale assets
Held-for-sale financial asset (Note 28)	Fair value	1,787,469	1,787,469	1,787,469	1,787,469
Dividends receivable (Note 28)	Amortized cost	2,581,443	2,581,443	2,581,443	2,581,443

Liabilities
Trade payables (i)	Amortized cost	1,982,642	1,982,642	8,879,354	8,879,354
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,822,758	1,822,758	6,113,826	6,113,826
Due to related parties	Amortized cost	470,410	470,410
Public debentures	Amortized cost	2,080,154	2,080,154	4,539,367	4,539,367
Senior notes	Amortized cost	5,731,800	6,973,994	5,731,800	6,973,994
Dividends and interest on capital	Amortized cost	5,063	5,063	6,158	6,158
Licenses and concessions payable (iii)	Amortized cost	35,953	35,953	120,343	120,343
Tax refinancing program (iii)	Amortized cost	316,441	316,441	491,195	491,195
Leases payable (iv)	Amortized cost	620,814	620,814	8,096,402	8,096,402

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	COMPANY	CONSOLIDATED
		12/31/2018
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,454	152,454	287,491	287,491
Cash equivalents	Fair value	1,516,605	1,516,605	4,097,838	4,097,838
Cash investments	Fair value	195,639	195,639	238,962	238,962
Due from related parties	Amortized cost	11,960,680	11,960,680
Accounts receivable (i)	Amortized cost	1,193,687	1,193,687	6,516,555	6,516,555
Held-for-sale assets
Held-for-sale financial asset (Note 28)	Fair value	1,843,778	1,843,778	1,843,778	1,843,778
Dividends receivable (Note 28)	Amortized cost	2,566,935	2,566,935	2,566,935	2,566,935

Liabilities
Trade payables (i)	Amortized cost	2,244,382	2,244,382	8,818,870	8,818,870
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,759,635	1,759,635	7,140,960	7,140,960
Due to related parties	Amortized cost	377,184	377,184
Public debentures	Amortized cost	1,992,339	1,992,339	3,103,106	3,103,106
Senior notes	Amortized cost	6,205,840	6,937,764	6,205,840	6,937,764
Dividends and interest on capital	Amortized cost	5,075	5,075	6,168	6,168
Licenses and concessions payable (iii)	Amortized cost	22,925	22,925	85,619	85,619
Tax refinancing program (iii)	Amortized cost	353,496	353,496	553,206	553,206

For the closing of the period ended March 31, 2019:

(i)   The balances of accounts receivables have near terms and, therefore, they are not adjusted to fair value. Under the Plan, the suppliers with claims in excess of R$150,000 would receive the remaining balance in four annual installments, which were adjusted to present value (Note 18).

(ii)  The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii)   The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv)    The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The levels of the financial assets, cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at March 31, 2019 and December 31, 2018 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		03/31/2019	12/31/2018	03/31/2019	12/31/2018
Assets
Cash and banks	Level 1	153,094	152,454	276,165	287,491
Cash equivalents	Level 2	4,078,389	1,516,605	5,753,595	4,097,838
Cash investments	Level 2	196,167	195,639	236,851	238,962
Derivative financial instruments	Level 2	23,199		23,199
Held-for-sale financial asset	Level 3	1,787,469	1,843,778	1,787,469	1,843,778

There were no transfers between levels in the periods ended March 31, 2019 and December 31, 2018.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)         Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)         Held-for-sale assets

Refers to the fair value of the financial investment in Unitel and CVT, classified as a financial asset at fair value through profit or loss and the recoverable amount of dividends receivable from Unitel. The fair value is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of appropriate discount rates and foreign exchange rates consistent with the reality of each country where the businesses are located. In addition to the financial and business assumptions referred to above, the Company also takes into consideration the fair value measurement of cash investments, qualitative assumptions, including the outcomes and conclusions of the lawsuits filed against third parties, and the opinion of the legal counsel on these lawsuits. With regard to the impairment test of dividends, the Company uses financial assumptions on the discount rate in time and the foreign exchange rate, and uses qualitative assumptions based on the opinion of the legal counsel on the outcome the proceedings of filed against Unitel and third parties for the nonpayment of dividends and interest.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company monitors and periodically updates the key assumptions and critical estimates used to calculate fair value (Note 28).

(c)         Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. At the closing date of the period ended March 31, 2019, these instruments include Non-deliverable Forward (NDF) contracts. The Company does not use derivatives for any purposes other than hedging against these risks.

The method used to calculate the fair value of the derivative instruments was the method based on the future cash flows associated to each hired instrument, discounted using the market rates prevailing at the closing date of the period ended March 31, 2019.

3.2.       Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company's risk management process is a three-level process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company's executive committee agrees with the Board of Directors the risk guidelines to be followed. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Corporate Finance Officer, The Regulation Planning and Wholesale Officer, Legal Tax Officer, Chief Controller, Investor Relations Officer, and the Treasury Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining the liquidity, and comply with the financial covenants.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.2.1.      Market risk

(a)             Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at March 31, 2019, except with regard to the assets held for sale, for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 51.8% of total liabilities from borrowings and financing (53.6% at December 31, 2018), less the contracted currency hedging transactions. To minimize this type of risk, the Company entered into currency hedges with financial institutions for part of the foreign currency-denominated interest payments scheduled for 2019. The Company hedges 86.8% of its total US dollar-denominated debt service estimated for the end of 2019 through hedging transactions in the form of currency forwards and foreign currency-denominated cash investments. The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 51.9%.

Additionally, the Company hedged part of the Company’s operating expenses contractually denominated in US dollar.

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	03/31/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	42,060	42,060	39,779	39,779
Cash equivalents	59,138	59,138	153,428	153,428
Due from related parties	4,926,245	4,926,245	11,960,680	11,960,680
Derivative financial instruments	23,199	23,199
Financial liabilities
Borrowings and financing (Note 19)	6,774,616	6,774,616	7,131,350	7,863,274

	CONSOLIDATED
	03/31/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	47,842	47,842	70,116	70,116
Cash equivalents	60,231	60,231	154,514	154,514
Derivative financial instruments	23,199	23,199
Financial liabilities
Borrowings and financing (Note 19)	8,490,738	8,490,738	8,816,766	9,548,690

The amounts of the derivative financial instruments are summarized as follows:

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Derivatives designated for hedge accounting
	Maturity (years)	COMPANY		CONSOLIDATED
		Fair value		Fair value
		Amounts (payable)/receivable		Amounts (payable)/receivable
		03/31/2019	12/31/2018	03/31/2019	12/31/2018
USD/R$ Non-deliverable forwards (NDF)	< 1 year	11,564		11,564

Derivatives not designated for hedge accounting
	Maturity (years)	COMPANY		CONSOLIDATED
		Fair value		Fair value
		Amounts (payable)/receivable		Amounts (payable)/receivable
		03/31/2019	12/31/2018	03/31/2019	12/31/2018
USD/R$ Non-deliverable forwards (NDF)	< 1 year	11,635		11,635

At the end of the quarter, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk co cambial are as follows:

NDF contracts – Non-deliverable forwards

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

As at March 31, 2019 and December 31, 2018, the Company recognized as result of derivative transactions the amounts following below:

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Forward currency transactions – financial income (expenses)	59,799		59,799
Forward currency transactions – operating revenues (expenses)	(1,480)		(1,480)
Total	58,319		58,319

And the movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Gain on designated hedges	10,084	10,084
Expensed hedge amortization	1,480	1,480
Balance at Mar 31, 2019	11,564	11,564

Foreign exchange risk sensitivity analysis

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As established by CVM Instruction 475, as at March 31, 2019, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of March 2019. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	03/31/2019	Depreciation
Probable scenario
U.S. dollar	3.8967	0%
Euro	4.3760	0%
Possible scenario
U.S. dollar	4.8709	25%
Euro	5.4700	25%
Remote scenario
U.S. dollar	5.8451	50%
Euro	6.5640	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, considering derivatives and offshore cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		03/31/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	8,678,926	10,848,657	13,018,389	14,787,749	18,484,686	22,181,623
Derivatives (net position - USD)	Dollar depreciation	(11,635)	(14,543)	(17,452)	(11,635)	(14,543)	(17,452)
US dollar cash	Dollar depreciation	(61,909)	(77,387)	(92,864)	(61,909)	(77,387)	(92,864)
Euro debt	Euro appreciation	178,920	223,650	268,381	2,618,992	3,273,740	3,928,488
Euro cash	Euro depreciation	(46,163)	(57,704)	(69,245)	(46,163)	(57,704)	(69,245)
Fair value adjustment	Dollar /euro depreciation	(2,519,759)	(3,149,698)	(3,779,638)	(8,906,135)	(11,132,666)	(13,359,201)
Total assets/liabilities indexed to exchange fluctuation		6,218,380	7,772,975	9,327,571	8,380,899	10,476,126	12,571,349
Total (gain) loss			1,554,595	3,109,191		2,095,227	4,190,450

(b)             Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at March 31, 2019. After the approval of the JRP, the Company does not have borrowings and financing subject to foreign currency-denominated interest rate.

As at March 31, 2019, approximately 47.8% (46.0% at December 31, 2018) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	03/31/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	4,019,251	4,019,251	1,363,177	1,363,177
Cash investments	196,167	196,167	195,639	195,639
Financial liabilities
Borrowings and financing (Nota 19)	3,330,506	3,330,506	3,203,648	3,203,648

	CONSOLIDATED
	03/31/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	5,693,364	5,693,364	3,943,324	3,943,324
Cash investments	236,850	236,850	238,962	238,962
Financial liabilities
Borrowings and financing (Nota 19)	7,894,255	7,894,255	7,633,140	7,633,140

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP and primarily the CDI. This risk is associated to an increase in those rates. The TJLP rate remained stable at 7.0% p.a. from April 1, 2017 to December 31, 2017. Beginning January 1, 2018, the TJLP was being successively reduced: 6.75% per year up to March 2018, 6.6% per year from April to June 2018, 6.56% from July to September 2018, increased to 6.98% per year from October to December 2018, and increased again to 7.03% from January to March 2019. At the end of the quarter, however, the National Monetary Council decided to increase this rate again to 6.26% per year, effective for April-June 2019.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at March 31, 2019. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

03/31/2019
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
6.40	7.03	8.00	8.79	9.60	10.55

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		03/31/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
CDI-indexed debt	CDI increase	2,332,744	3,031,746	3,778,650	4,121,188	5,356,093	6,675,626
TJLP-indexed debt	TJLP increase	1,048,819	1,287,806	1,544,191	4,098,914	5,032,907	6,034,890
Total assets/liabilities pegged to the interest rate		3,381,563	4,319,552	5,322,841	8,220,102	10,389,000	12,710,516
Total (gain) loss			937,989	1,941,278		2,168,898	4,490,414

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at March 31, 2019, approximately 98.55% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

The Company had credit risks related to dividends receivable associated to the investment in Unitel.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

At the beginning of 2019, Oi completed the capital increase provided for in the JRP approved at the end of 2017. With this increase, the Company received R$4.0 billion, which will be allocated to the incremental CAPEX Plan, directed to the expansion of the mobile and fixed infrastructure, while focused primarily on the fiber optics project.

4.           NET OPERATING REVENUE

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018

Gross operating revenue	1,313,249	1,581,626	7,000,889	7,888,081

Deductions from gross revenue	(317,698)	(405,952)	(1,870,853)	(2,219,791)
Taxes	(317,484)	(403,455)	(1,498,746)	(1,793,027)
Other deductions	(214)	(2,497)	(372,107)	(426,764)

Net operating revenue	995,551	1,175,674	5,130,036	5,668,290

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.           REVENUE AND EXPENSES BY NATURE

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Net operating revenue	995,551	1,175,674	5,130,036	5,668,290
Operating income (expenses):
Interconnection	(30,584)	(45,909)	(136,491)	(189,616)
Personnel	(94,101)	(97,391)	(603,761)	(609,315)
Third-party services	(289,442)	(289,172)	(1,499,424)	(1,426,415)
Grid maintenance service	(164,333)	(168,534)	(274,928)	(278,171)
Handset and other costs			(49,782)	(43,182)
Advertising and publicity	(15,985)	(15,238)	(71,832)	(65,842)
Rentals and insurance (i)	(116,997)	(157,145)	(662,656)	(1,029,332)
Provisions/reversals	(18,000)	(34,929)	(59,391)	(91,721)
Estimated loss on doubtful debts	(41,432)	(33,911)	(136,977)	(202,591)
Taxes and other income (expenses) (ii)	(209,524)	3,070,473	(7,354)	(160,188)
Other operating income (expenses), net (iii)	592,770		987,185
Operating expenses excluding depreciation and amortization	(387,628)	2,228,244	(2,515,411)	(4,096,373)
Depreciation and amortization (i)	(443,128)	(261,032)	(1,689,676)	(1,268,458)
Total operating expenses	(830,756)	1,967,212	(4,205,087)	(5,364,831)
Profit before financial income (expenses) and taxes	164,795	3,142,886	924,949	303,459
Financial income (expenses):
Financial income	1,133,369	27,017,412	1,350,780	28,676,762
Financial expenses (i)	(703,487)	297,608	(1,552,510)	1,502,619
Total financial income (expenses)	429,882	27,315,020	(201,730)	30,179,381
Pre-tax profit	594,677	30,457,906	723,219	30,482,840
Income tax and social contribution	(26,274)	85,449	(44,456)	43,566
Profit for the period	568,403	30,543,355	678,763	30,526,406
Profit attributable to Company owners	568,403	30,543,355	568,403	30,543,355
Profit (loss) attributable to non-controlling interests			110,360	(16,949)

Operating expenses by function:

Cost of sales and/or services	(787,455)	(662,530)	(3,746,620)	(3,738,385)
Selling expenses	(215,831)	(202,159)	(928,765)	(948,141)
General and administrative expenses	(222,472)	(222,134)	(690,411)	(671,349)
Other operating income	887,635	132,284	1,543,992	401,656
Other operating expenses	(56,773)	(81,564)	(382,658)	(404,441)
Share of profit (loss) of investees	(435,860)	3,003,315	(625)	(4,171)
Total operating expenses	(830,756)	1,967,212	(4,205,087)	(5,364,831)

(i)          The quarterly comparison was impacted by the adoption of IFRS 16/CPC 06 (R2) Leases beginning January 1, 2019 (Note 2(b)).

(ii)         Includes the share of profit (loss) of investees.

(iii)       In 2019, refers to the accounting recognition amounting to R$592,770 in the Company and R$987,185 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

amounts as PIS and COFINS, under a final and unappealable court decision reached in March 2019, as described in Note 11.

6.           FINANCIAL INCOME (EXPENSES)

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Financial income
Adjustment to present value (i)		5,337,882		13,403,174
Inflation adjustment and foreign exchange differences on the fair value adjustment	12,100		3,404
Gain on the restructuring of third-party borrowings (ii)		3,271,498		11,110,316
Interest on and inflation adjustment to other assets (iii)	981,103	266,822	1,219,691	276,462
Income from cash investments	56,633	58,472	86,944	96,484
Interest on and inflation adjustment to intragroup loans (iv)	42,770	17,565,864
Exchange differences on translating foreign cash investments	(54,773)	1,057	(55,368)	3,011
Reversal of interest and other income (v)	95,536	515,817	96,109	3,787,315
Total	1,133,369	27,017,412	1,350,780	28,676,762

Financial expenses and other charges
a) Borrowing and financing costs
Fair value adjustment – amortization of deferred gain	(97,392)	(39,828)	(215,196)	(99,054)
Inflation adjustment to and exchange losses on third-party borrowings (vi)	(45,493)	(76,021)	(44,263)	(226,473)
Interest on borrowings from third parties (vii)	(202,673)	1,295,733	(304,838)	2,206,444
Interest on debentures (vii)	(52,672)	755,364	(82,042)	741,622
Interest on and inflation adjustment to intragroup loans (viii)	36,044	(1,166,293)
Subtotal:	(362,186)	768,955	(646,339)	2,622,539
b) Other charges
Gain (loss) on cash investments classified as held for sale	(77,677)	99,039	122,387
Tax on transactions and bank fees	(65,281)	(325,442)	(122,536)	(547,860)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(70,685)	(74,063)	(235,173)	(174,893)
Inflation adjustment to provisions/reversals	(39,064)	(29,094)	(97,251)	(118,975)
Interest on taxes in installments - tax financing program	(2,812)	(4,940)	(5,117)	(7,025)
Financial instrument transactions	59,799		59,799
Other expenses (ix)	(145,581)	(136,847)	(628,280)	(271,167)
Subtotal:	(341,301)	(471,347)	(906,171)	(1,119,920)
Total	(703,487)	297,608	(1,552,510)	1,502,619
Financial income (expenses)	429,882	27,315,020	(201,730)	30,179,381

(i)      In 2018, refers to the recognition of the fair value of third-party borrowings and financing arising from the impacts of the ratification of the JRP.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

   (ii)     In 2018, refers basically to the positive impact of the novation of the debt represented by the qualified Senior Notes, calculated pursuant to the JRP.

(iii)   In 2019, refers to the accounting recognition amounting to R$875 million in the Company and R$1,024 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March 2019, as described in Note 11.

(iv)   In the Company in 2018, includes R$15,846 million in fair value adjustment to intragroup loans.

(v)     In 2018, on a consolidated basis, represented mainly by the reversal of the interest expenses on debt included in the JRP, adjusted in the period prior to the ratification of the Plan amounting to R$2,826 million and adjustment of trade payables and default payment to present value amounting to R$956 million.

(vi)   In 2018, includes R$555 million related to the capital gain associated to the novation of debts arising on the Senior Notes.

(vii)  In 2018, on a consolidated basis, represented mainly by the reversal of interest on the debt included in the JRP amounting to R$3,115 million and interest expenses on novated debt and debentures totaling R$167 million.

(viii)    In the Company in 2018, includes R$765 million in fair value adjustment to intragroup borrowings.

(ix)   Represented mainly by banking and financial fees and commissions, and financial expenses associated to leases.

7.           INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Income tax and social contribution
Current taxes	(1,805)	(19,304)	(22,393)	143,073
Deferred taxes (Note 10)	(24,469)	104,753	(22,063)	(99,507)
Total	(26,274)	85,449	(44,456)	43,566

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Pre-tax profit	594,677	30,457,906	723,219	30,482,840
Income tax and social contribution
Income tax and social contribution on taxed income	(202,190)	(10,355,688)	(245,894)	(10,364,166)
Equity in investees	(148,192)	1,021,127	(213)	(1,418)
Tax incentives (basically, operating profit) (i)	37	6	873	3,496
Permanent deductions (add-backs) (ii)	(139,548)	7,631,453	(237,108)	13,177,098
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	463,619	1,788,551	434,826	751,624
Tax effects of deferred tax assets of foreign subsidiaries (iv)			3,060	(3,523,068)
Income tax and social contribution effect on profit or loss	(26,274)	85,449	(44,456)	43,566

(i)          Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)         In 2018 the main permanent deduction tax effects are represented by the restructuring of the liabilities included in the JRP.

(iii)       Refers to the reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)       Refers to the effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

8.           CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended March 31, 2019 and December 31, 2018 are measured at their fair values.

(a)         Cash and cash equivalents

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Cash and banks	153,094	152,454	276,165	287,491
Cash equivalents	4,078,389	1,516,605	5,753,595	4,097,838
Total	4,231,483	1,669,059	6,029,760	4,385,329

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Repurchase agreements	3,394,072	868,834	4,549,628	2,742,731
Private securities	527,341	364,014	914,238	895,073
Bank certificates of deposit (CDBs)	154,362	127,685	285,229	301,632
Time deposits		153,428	1,092	154,514
Other	2,614	2,644	3,408	3,888
Cash equivalents	4,078,389	1,516,605	5,753,595	4,097,838

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)         Cash investments

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Private securities	182,307	180,159	216,262	213,653
Government securities	13,860	15,480	20,589	25,309
Total	196,167	195,639	236,851	238,962
Current	191,241	190,779	199,354	201,975
Non-current	4,926	4,860	37,497	36,987

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

The amounts of cash equivalents and short-term investments are basically invested through exclusive investment funds, and most of the portfolio consists of Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

9.           ACCOUNTS RECEIVABLE

	COMPANY1		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Billed services	1,479,234	1,302,359	7,023,224	6,783,022
Unbilled services	437,967	453,985	1,014,773	984,062
Handheld devices, accessories, and other assets	115,824	115,632	362,492	619,821
Subtotal	2,033,025	1,871,976	8,400,489	8,386,905
Estimated loss on doubtful debts	(688,731)	(678,289)	(1,767,962)	(1,870,350)
Total	1,344,294	1,193,687	6,632,527	6,516,555

1 This amount includes the related-party balances, as shown in Note 27.

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Current	1,670,069	1,546,631	6,199,758	6,250,613
Past-due up to 60 days	212,520	177,222	760,725	672,673
Past-due from 61 to 90 days	30,759	29,906	150,409	131,798
Past-due from 91 to 120 days	21,856	26,078	112,591	132,562
Past-due from 121 to 150 days	19,007	19,840	107,006	104,628
Over 150 days past-due	78,814	72,299	1,070,000	1,094,631
Total	2,033,025	1,871,976	8,400,489	8,386,905

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The movements in the estimated loss on doubtful accounts were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	(678,289)	(1,870,350)
Estimated loss on doubtful debts	(41,432)	(137,143)
Trade receivables written off as uncollectible	30,990	239,531
Balance at Mar 31, 2019	(688,731)	(1,767,962)

10.        CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	77,214	72,936	426,582	287,472
Recoverable social contribution (CSLL) (i)	2,340	4,349	102,610	91,996
IRRF/CSLL - withholding income taxes (ii)	19,633	69,141	81,921	241,778
Total current	99,187	146,426	611,113	621,246

Deferred recoverable taxes
Income tax and social contribution on temporary differences1			25,456	23,050
Total non-current			25,456	23,050

1 See movements table below

	LIABILITIES
	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Current taxes payable
Income tax payable	1,319	705	38,830	21,628
Social contribution payable	486	258	11,879	5,398
Total current	1,805	963	50,709	27,026

(i)               Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)             Refer to withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the years, and social contribution withheld at source on services provided to government agencies.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 03/31/2019
Deferred tax assets arising on:
Temporary differences
Provisions	736,907	(148,129)		588,778
Provisions for suspended taxes	20,369	531		20,900
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,762)	34		(14,728)
Estimated loss on doubtful debts	173,766	2,593		176,359
Profit sharing	18,115	(3,525)		14,590
Foreign exchange differences	732,978	(35,667)		697,311
Merged goodwill (i)	1,690,507	(69,802)		1,620,705
Other temporary add-backs and deductions	212,929	(117)	1,332	214,144
Onerous obligation	417,123	1,567		418,690
Hedge accounting			(3,932)	(3,932)
Deferred taxes on temporary differences	3,987,932	(252,515)	(2,600)	3,732,817
Tax loss carryforwards	4,125,910	72,022	23,137	4,221,069
Total deferred tax assets	8,113,842	(180,493)	20,537	7,953,886
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,150,343)	(303,663)		(2,454,006)
Allowance for impairment loss (iii)	(5,963,499)	459,687	3,932	(5,499,880)
Total deferred taxes		(24,469)	24,469

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 03/31/2019
Deferred tax assets arising on:
Temporary differences
Provisions	1,244,246	(147,084)		1,097,162
Provisions for suspended taxes	29,555	1,117		30,672
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,095)	34		(14,061)
Estimated loss on doubtful debts	478,827	(18,519)		460,308
Profit sharing	94,504	(7,278)		87,226
Foreign exchange differences	1,403,193	(59,137)		1,344,056
Merged goodwill (i)	1,690,508	(69,802)		1,620,706
Other temporary add-backs and deductions	177,085	(64,087)	1,332	114,330
Onerous obligation	1,527,924	5,741		1,533,665
Hedge accounting			(3,932)	(3,932)
Deferred taxes on temporary differences	6,631,747	(359,015)	(2,600)	6,270,132
Tax loss carryforwards	13,703,529	278,484	23,137	14,005,150
Total deferred tax assets	20,335,276	(80,531)	20,537	20,275,282
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,532,682)	(372,426)		(2,905,108)
Allowance for impairment loss (iii)	(17,779,544)	430,894	3,932	(17,344,718)
Total deferred taxes	23,050	(22,063)	24,469	25,456

(i)          Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)         Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)       The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recovery value.

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$30,579,574 and R$10,612,044, and corresponds to R$10,397,055 and R$3,608,095 in

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

11.        OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Recoverable State VAT (ICMS) (i)	264,008	280,166	1,249,411	1,240,353
Taxes on revenue (PIS and COFINS) (ii)	1,584,232	100,181	2,288,864	215,860
Other	31	23	65,511	63,015
Total	1,848,271	380,370	3,603,786	1,519,228
Current	535,316	232,961	1,716,654	803,252
Non-current	1,312,955	147,409	1,887,132	715,976

	LIABILITIES
	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
State VAT (ICMS)	191,611	197,606	542,360	556,693
ICMS Convention No. 69/1998	23,845	23,602	25,002	34,113
PIS and COFINS (iii)	62,309	23,731	236,307	235,319
FUST/FUNTTEL/broadcasting fees (iv)	200,728	199,528	658,630	655,022
Other (v)	7,253	12,242	534,398	181,437
Total	485,746	456,709	1,996,697	1,662,584
Current	261,011	233,714	1,362,775	1,033,868
Non-current	224,735	222,995	633,922	628,716

(i)      Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)    The Company and its subsidiaries have filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In March 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

The third lawsuit is still ongoing in the 2nd Region Federal Court.

Accordingly, as at March 31, 2019 the Company recognized R$1,480 million in the C and R$2,024 million on a consolidated basis related to the credits as mentioned above.

In order to initiate the utilization of the tax credits recognized by the courts by offsetting them against current federal taxes due, the Company is taking the actions necessary to secure their confirmation by the Federal Revenue Service.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)  Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

(iv)   The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v)    Consisting primarily of inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.        JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Civil	3,705,015	3,746,025	5,807,561	5,849,978
Tax	812,620	801,340	2,354,825	2,337,508
Labor	555,604	583,723	1,153,348	1,197,144
Subtotal:	5,073,239	5,131,088	9,315,734	9,384,630
Estimated loss (i)	(444,277)	(444,407)	(649,780)	(649,910)
Total	4,628,962	4,686,681	8,665,954	8,734,720
Current	1,261,485	1,348,700	1,534,585	1,715,934
Non-current	3,367,477	3,337,981	7,131,369	7,018,786

(i) This amount represents the estimated loss of balances of judicial deposits which are in the process of reconciliation with the obtained statements.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

13.        PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Costs incurred on the performance of a contract (IFRS 15)	243,235	238,648	950,128	912,538
Telecom Inspection Fund (FISTEL) fee	553		414,609
Advertising and publicity	580	580	140,308	135,049
Contractual prepaid expenses	18,433	16,195	59,015	47,771
INSURANCE	20,220	22,458	48,862	48,865
Bank guarantee	15,310	15,840	39,626	40,690
Other	16,732	10,873	113,396	81,590
Total	315,063	304,594	1,765,944	1,266,503
Current	201,089	191,087	1,222,236	743,953
Non-current	113,974	113,507	543,708	522,550

14.        INVESTMENTS

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Investment in subsidiaries	16,610,505	16,917,150
Joint arrangements			30,523	31,488
Investments in associates			45,293	44,124
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	10,595	10,352
Total	16,624,577	16,931,222	118,287	117,840

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	16,931,222	117,840
Share of profit (loss) of investees (Note 5)	(435,860)	(625)
Associates’ share of other comprehensive income	(825)	(825)
Reclassification of equity in investees to held-for-sale assets	(16,977)	1,244
Reclassification of equity in investees to the provision for equity deficiency	115,708
Other	31,309	653
Balance at Mar 31, 2019	16,624,577	118,287

With the approval of the JRP, the Oi companies’ debts, represented by the bonds, were consolidated at Oi. To document these transactions it was necessary to enter into loan agreements between Oi and Oi Holanda, as well as between Oi and PTIF. These agreements provided for the possibility of paying and settling he total amount due through a capital increase, which was the approach effectively applied by Oi on January 31, 2019, amounting to €665,639,602.32 at Oi Holanda and €1,100,259.843.00 at PTIF.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			03/31/2019
			In thousands Shares		Equity interests - %
Subsidiaries	Equity	Profit (loss) for the period	Common shares	Preferred shares	Total capital	Voting capital
Telemar	16,644,875	(360,250)	154,032,213	189,400,783	100	100
Rio Alto	5,227	48	215,538,129	215,538,129	100	100
Oi Holanda	(1,386,071)	(22,479)	100		100	100
Oi Serviços Financeiros	2,158	1,108	799		100	100
PTIF	(2,692,735)	(73,421)	0.042		100	100
CVTEL	(1,000)	(108)	18		100	100
Carrigans	104		0.100		100	100
PT Participações	3,684,289	16,978	1,000,000		100	100
Serede	(112,647)	20,049	24,431,651		17.51	17.51

	COMPANY
	Equity in investees		Investment amount		Provision for negative shareholders’ equity
Subsidiaries	03/31/2019	03/31/2018	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Telemar	(360,250)	13,379,328	16,644,875	16,951,431
Rio Alto	48	328	5,227	5,179
Oi Holanda	(22,479)	(2,925,554)			1,386,071	4,154,419
Oi Serviços Financeiros	1,108	1,745	2,158	1,050
PTIF	(73,421)	(7,341,969)			2,692,735	7,255,948
CVTEL	(108)	(61)			1,000	902
Carrigans			104	105
Serede	3,511	(2,710)			19,725	23,235
Unrealized profits or losses with investees	(1,247)	(4,161)	(41,859)	(40,615)
Subtotal:	(452,838)	3,106,946	16,610,505	16,917,150	4,099,531	11,434,504
PT Participações (i)	16,978	(103,631)	3,684,289	3,721,549
Total	(435,860)	3,003,315	20,294,794	20,638,699	4,099,531	11,434,504

(i)    Refers to the share of profit (loss) of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Summarized financial information

	03/31/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	35,558,774	18,913,899	1,572,726
Oi Holanda (i)	671,690	2,057,761
PTIF (i)	540,335	3,233,070
Rio Alto	5,208	(19)
Oi Serviços Financeiros	22,210	20,052	170
CVTEL	77	1,077
Serede	1,226,117	1,338,764	590,497

	12/31/2018		03/31/2018
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	33,718,348	16,766,917	1,775,508
Oi Holanda (i)	549,905	4,704,324
PTIF (i)	686,409	7,919,147
Rio Alto	5,269	90
Oi Serviços Financeiros	22,853	21,803	294
CVTEL	95	997
Serede	1,049,482	1,182,178	387,153

 (i) Amounts adjusted for consolidation and equity accounting purposes.

15.        PROPERTY, PLANT AND EQUIPMENT

		COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right-of-use - Leases	Other assets	Total
Cost of property, plant and equipment (gross amount)
Balance at Dec 31, 2018	460,135	6,305,104	24,435,160	6,329,728	1,962,675		2,192,670	41,685,472
Indicial adoption of IFRS 16						626,275		626,275
Additions	258,758		29,388	28,889			981	318,016
Write-offs	(5,356)		(167)	(13,412)			(70)	(19,005)
Transfers	(253,437)	110	148,002	96,907	5,626		2,792
Balance at Mar 31, 2019	460,100	6,305,214	24,612,383	6,442,112	1,968,301	626,275	2,196,373	42,610,758
Accumulated depreciation
Balance at Dec 31, 2018		(6,206,296)	(21,385,206)	(4,422,820)	(1,615,284)		(1,733,032)	(35,362,638)
Depreciation expenses		(4,606)	(114,856)	(108,929)	(8,944)	(11,960)	(7,818)	(257,113)
Write-offs			73	13,419			(118)	13,374
Balance at Mar 31, 2019		(6,210,902)	(21,499,989)	(4,518,330)	(1,624,228)	(11,960)	(1,740,968)	(35,606,377)
Property, plant and equipment, net
Balance at Dec 31, 2018	460,135	98,808	3,049,954	1,906,908	347,391		459,638	6,322,834
Balance at Mar 31, 2019	460,100	94,312	3,112,394	1,923,782	344,073	614,315	455,405	7,004,381
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%

(1)   Transmission and other equipment include transmission and data communication equipment.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

		CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right-of-use - Leases	Other assets	Total
Cost of property, plant and equipment (gross amount)
Balance at Dec 31, 2018	3,351,613	20,077,960	62,092,721	30,343,531	4,463,690		6,466,170	126,795,685
Indicial adoption of IFRS 16						8,236,115		8,236,115
Additions	1,458,788		78,335	81,637	594		13,142	1,632,496
Write-offs	(26,926)		(1,346)	(274,930)			(132)	(303,334)
Transfers	(1,342,730)	29,963	796,295	474,399	9,864		32,209
Balance at Mar 31, 2019	3,440,745	20,107,923	62,966,005	30,624,637	4,474,148	8,236,115	6,511,389	136,360,962
Accumulated depreciation
Balance at Dec 31, 2018		(18,940,570)	(47,888,763)	(23,034,282)	(2,814,575)		(5,691,932)	(98,370,122)
Depreciation expenses		(69,058)	(593,923)	(351,107)	(26,761)	(227,036)	(59,199)	(1,327,084)
Write-offs			439	264,827			(101)	265,165
Transfers			(815)	(4)	21		798
Balance at Mar 31, 2019		(19,009,628)	(48,483,062)	(23,120,566)	(2,841,315)	(227,036)	(5,750,434)	(99,432,041)
Property, plant and equipment, net
Balance at Dec 31, 2018	3,351,613	1,137,390	14,203,958	7,309,249	1,649,115		774,238	28,425,563
Balance at Mar 31, 2019	3,440,745	1,098,295	14,482,943	7,504,071	1,632,833	8,009,079	760,955	36,928,921
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%

(1)   Transmission and other equipment include transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, all property, plant and equipment items capitalized by the Company that are indispensable for the provision of the services granted under said agreements are considered returnable assets and are part of the concession’s cost. These assets will be handed over to ANATEL upon the termination of the concession agreements that are not renewed.

As at March 31, 2019, the residual balance of the Company’s returnable assets is R$2,903,095 (R$R$2,900,922 at December 31, 2018) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$8,251,006 (R$8,218,006 at December 31, 2018).

In the period ended March 31, 2019, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 6% per year.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in rights of use - leases

	COMPANY
	Towers	Site	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	577,340	45,342	1,550	624,232
Contractual changes	2,255	(212)		2,043
Balance at Mar 31, 2019	579,595	45,130	1,550	626,275
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(10,291)	(1,616)	(53)	(11,960)
Balance at Mar 31, 2019	(10,291)	(1,616)	(53)	(11,960)
Right-of-use, net
Balance at Dec 31, 2018
Balance at Mar 31, 2019	569,304	43,514	1,497	614,315

	CONSOLIDATED
	Towers	Site	Stores	Vehicles	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	7,353,507	521,523	117,480	93,615	81,807	8,167,932
Additions	980			509		1,489
Contractual changes	70,245	(10,568)	371		6,646	66,694
Balance at Mar 31, 2019	7,424,732	510,955	117,851	94,124	88,453	8,236,115
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(178,819)	(23,936)	(7,376)	(12,061)	(4,844)	(227,036)
Balance at Mar 31, 2019	(178,819)	(23,936)	(7,376)	(12,061)	(4,844)	(227,036)
Right-of-use, net
Balance at Dec 31, 2018
Balance at Mar 31, 2019	7,245,913	487,019	110,475	82,063	83,609	8,009,079

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

16.        INTANGIBLE ASSETS

	COMPANY
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangibles (gross amount)
Balance at Dec 31, 2018	12,656	2,526,470	14,477,394	539,661	17,556,181
Additions	11			9	20
Transfers	(88)			88
Balance at Mar 31, 2019	12,579	2,526,470	14,477,394	539,758	17,556,201
Accumulated amortization
Balance at Dec 31, 2018		(2,510,785)	(9,515,969)	(459,387)	(12,486,141)
Amortization expenses		(8,239)	(177,264)	(512)	(186,015)
Balance at Mar 31, 2019		(2,519,024)	(9,693,233)	(459,899)	(12,672,156)
Intangible assets, net
Balance at Dec 31, 2018	12,656	15,685	4,961,425	80,274	5,070,040
Balance at Mar 31, 2019	12,579	7,446	4,784,161	79,859	4,884,045
Annual amortization rate (average)		20%	20%	24%

	CONSOLIDATED
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangibles (gross amount)
Balance at Dec 31, 2018	27,195	8,981,694	18,602,742	1,904,547	29,516,178
Additions	122,629	68		16,667	139,364
Transfers	(135,407)	104,138		31,269
Balance at Mar 31, 2019	14,417	9,085,900	18,602,742	1,952,483	29,655,542
Accumulated amortization
Balance at Dec 31, 2018		(8,116,461)	(12,751,835)	(1,699,436)	(22,567,732)
Amortization expenses		(104,732)	(214,355)	(26,910)	(345,997)
Balance at Mar 31, 2019		(8,221,193)	(12,966,190)	(1,726,346)	(22,913,729)
Intangible assets, net
Balance at Dec 31, 2018	27,195	865,233	5,850,907	205,111	6,948,446
Balance at Mar 31, 2019	14,417	864,707	5,636,552	226,137	6,741,813
Annual amortization rate (average)		20%	20%	24%

17.        DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Assets
NDF contracts – Non-deliverable forwards	23,198		23,198
Total	23,198		23,198
Current	23,198		23,198

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

18.        TRADE PAYABLES

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
ANATEL AGU	2,242,502	2,209,199	7,254,880	7,147,137
Services	777,176	1,030,308	3,711,039	3,397,413
Infrastructure, network and plant maintenance materials	621,678	685,303	2,701,929	2,861,712
Rental of polls and rights-of-way	78,036	83,553	179,162	191,723
Other	47,837	50,106	366,634	647,856
Adjustment to present value	(1,784,587)	(1,814,087)	(5,334,290)	(5,426,971)
Total	1,982,642	2,244,382	8,879,354	8,818,870
Current	1,063,637	1,301,537	5,640,782	5,225,862
Non-current	919,005	942,845	3,238,572	3,593,008

Trade payables subject to the Judicial Reorganization	990,579	1,013,342	3,662,427	3,794,610
Trade payables not subject to the Judicial Reorganization	992,063	1,231,040	5,216,927	5,024,260
Total	1,982,642	2,244,382	8,879,354	8,818,870

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

19.        BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018	Contractual maturity
					Principal	Interest
Senior notes	6,559,229	7,068,263	6,559,229	7,068,263	Jul 2025	Semiannual
Restructuring - Non-qualified bondholders	334,013	326,376	334,013	326,376	Aug 2024 to Feb 2030	Semiannual
Collateralized claims	947,278	925,271	3,702,080	3,616,074
BNDES	947,278	925,271	3,702,080	3,616,074	Mar 2024 to Feb 2033	Monthly
Restructuring I	5,863,690	5,795,142	15,162,060	14,993,376
Local currency	4,949,693	4,890,589	8,744,474	8,640,054
Debentures	4,411,038	4,358,366	6,870,561	6,788,519	Aug 2023 to Feb 2035	Semiannual
Other	538,655	532,223	1,873,913	1,851,535	Aug 2023 to Feb 2035	Semiannual
Foreign currency	913,997	904,553	6,417,586	6,353,322
Local currency Financial Institution	13,021	13,262	53,269	54,251	Jan 2019 to Nov 2026	Monthly
Default payment	1,202,596	1,200,274	4,302,947	4,332,352
Local currency	151,989	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,050,607	1,048,285	4,095,912	4,125,317	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 27)	18,476,431	18,610,408
Subtotal	33,396,258	33,938,996	30,113,598	30,390,692
Incurred debt issuance cost	(10,264)	(10,629)	(11,736)	(12,126)
Fair value adjustment (*)	(23,280,872)	(23,593,369)	(13,716,869)	(13,928,660)
Total	10,105,122	10,334,998	16,384,993	16,449,906
Current	115,904	660,172	129,213	672,894
Non-current	9,989,218	9,674,826	16,255,780	15,777,012

(*) The calculation takes into account the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Financial institutions	9,938	10,298	11,101	11,481
Public debentures	326	331	635	645
Total	10,264	10,629	11,736	12,126
Current	1,290	1,290	1,290	1,290
Non-current	8,974	9,339	10,446	10,836

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Debt breakdown per currency

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Euro	311,125	252,659	222,254	198,931
US dollar	6,463,491	6,878,691	8,268,484	8,617,835
Brazilian reais	3,330,506	3,203,648	7,894,255	7,633,140
Total	10,105,122	10,334,998	16,384,993	16,449,906

Debt breakdown per index

	Index/rate	COMPANY		CONSOLIDATED
		03/31/2019	12/31/2018	03/31/2019	12/31/2018
Fixed rate	1.75% p.a. – 10.00% p.a.	6,252,321	6,708,094	8,196,417	8,562,117
CDI	80% of CDI	2,334,212	2,235,675	4,123,723	3,949,639
TJLP	2.95% p.a. + TJLP	946,970	924,957	3,700,848	3,614,820
TR	0% p.a.	12,050	10,593	16,415	14,430
Other	0%	559,569	455,679	347,590	308,900
Total		10,105,122	10,334,998	16,384,993	16,449,906

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	03/31/2019
2020	4,833	9,960	1,267	1,368
2021	2,029	3,953	1,461	1,562
2022	219	970	1,461	1,562
2023	116,759	304,724	1,461	1,562
2024 and following years	33,155,225	29,663,487	3,325	4,391
Total	33,279,065	29,983,094	8,975	10,445

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities, totaling R$2,755 million.

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios, including Gross debt-to-EBITDA. The Company monitors on a quarterly basis these terms and conditions of the covenants and the terms and conditions for the period ended March 31, 2019, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Changes in Borrowings and financing

	12/31/2018	Interest, inflation adjustment, exchange differences	Fair value allocation	Interest payment	Payment of taxes and other	03/31/2019
Borrowings and financing	16,449,906	431,143	211,792	(602,892)	(104,956)	16,384,993

The Company conducted the first interest payment of the Qualified Bonds which do  not have a grace period for the interest, in February 2019.

Additionally, the terms and conditions established for these prepetition liabilities included: (i) Collateralized Claims; (ii) Restructuring of Senior Notes; and (iii) Default Payment Method

20.        LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Personal Mobile Services (SMP)			1,109	1,025
STFC concessions	35,953	22,925	119,234	84,594
Total	35,953	22,925	120,343	85,619
Current	35,953	22,925	120,343	85,619

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services obtained at auctions, and STFC service concessions.

21.        LEASES PAYABLE

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Towers	575,300		7,324,202
Site	43,999		492,651
Stores			111,831
Real estate	1,515		84,636
Vehicles			83,082
Total	620,814		8,096,402
Current	89,944		1,421,756
Non-current	530,870		6,674,646

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Initial adoption of IFRS 16	624,232	8,167,932
New contracts		1,489
Interest	18,487	237,093
Payments	(23,948)	(376,806)
Contractual changes	2,043	66,694
Balance at Mar 31, 2019	620,814	8,096,402

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2020	71,261	1,070,322
2021	94,166	1,334,215
2022	93,025	1,283,807
2023	89,439	1,187,348
2024 to 2029	501,558	6,042,410
2030 and following years	425,945	3,933,444
Total	1,275,394	14,851,546
Interest	(744,524)	(8,176,900)
Non-current	530,870	6,674,646

The present value of leases payable was calculated, based on a projection future payments, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at March 31, 2019, such leases were recognized in profit or loss and amounted to R$1,097, in the Company and R$19,338, on a consolidated basis. Additionally, the Company also recognized in profit or loss the amount R$69 in the Company and R$4,810 on a consolidated basis, related to variable lease payments.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

22.        TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Law 11941/09 and Law 12865/2013 tax financing program
	308,816	322,654	477,966	496,240
PRT (MP 766/2017)
	6,038	28,404	11,642	54,528
PERT (Law 13496/2017)	1,587	2,438	1,587	2,438
Total	316,441	353,496	491,195	553,206
Current	62,935	86,154	98,834	142,036
Non-current	253,506	267,342	392,361	411,170

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	03/31/2019				12/31/2018
	Principal	Fines	Interest	Total	Total
COFINS	33,230		155,794	189,024	199,595
Income tax
	1,960		38,942	40,902	44,967
Tax on revenue (PIS)	42,300		35,746	78,046	79,885
Social security (INSS – SAT)
	1,014	1,265	2,346	4,625	4,774
Social contribution
	750	251	11,421	12,422	12,503
Tax on banking transactions (CPMF)
	18,998	2,141	29,119	50,258	50,132
PRT – Other Debts - RFB	5,692	509	5,441	11,642	54,528
PERT – Other debts - RFB	271		1,316	1,587	2,438
Other	27,152	4,404	71,133	102,689	104,384
Total
	131,367	8,570	351,258	491,195	553,206

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2019	49,108	77,433
2020	55,310	85,606
2021	55,310	85,606
2022	55,310	85,606
2023	55,310	85,606
2024	46,093	71,338
Total	316,441	491,195

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

23.        PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Labor
Overtime	201,519	193,343	588,672	602,673
Indemnities	46,179	46,513	181,555	187,499
Sundry premiums	33,965	35,720	162,369	166,963
Stability/reintegration	55,917	52,144	159,030	160,442
Additional post-retirement benefits	44,975	44,683	90,699	94,691
Salary differences	26,251	24,473	61,039	61,674
Lawyer/expert fees	17,963	18,492	29,104	30,898
Severance pay	5,939	6,700	28,347	31,521
Labor fines	3,274	3,535	24,352	25,921
Employment relationship	218	275	15,990	15,952
Severance Pay Fund (FGTS)	3,592	3,843	9,831	10,804
Joint liability	130	135	843	889
Other claims	26,883	28,656	64,594	67,254
Total	466,805	458,512	1,416,425	1,457,181

Tax
State VAT (ICMS)	69,373	67,786	531,220	503,332
Tax on services (ISS)	1,288	1,269	77,540	76,389
INSS (joint liability, fees, and severance pay)	473	442	23,398	23,100
Other claims	14,487	14,373	47,220	47,262
Total	85,621	83,870	679,378	650,083

Civil
ANATEL	131,430	152,445	559,186	580,182
Corporate	847,334	1,124,037	847,334	1,124,037
Small claims courts	108,937	108,503	188,524	191,839
Other claims	459,670	604,100	924,012	1,035,398
Total	1,547,371	1,989,085	2,519,056	2,931,456

Total provisions	2,099,797	2,531,467	4,614,859	5,038,720
Current	259,814	429,075	533,814	680,542
Non-current	1,839,983	2,102,392	4,081,045	4,358,178

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Labor	204,981	232,854	730,974	770,982
Tax	5,562,615	5,481,243	28,318,101	27,586,094
Civil	781,439	693,149	1,898,970	1,723,110
Total	6,549,035	6,407,246	30,948,045	30,080,186

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	458,512	83,870	1,989,085	2,531,467
Inflation adjustment	22,242	2,140	14,682	39,064
Additions/(reversals)	17,330	(389)	1,059	18,000
Write-offs for payment/terminations	(31,279)		(457,455)	(488,734)
Balance at Mar 31, 2019	466,805	85,621	1,547,371	2,099,797

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	1,457,181	650,083	2,931,456	5,038,720
Inflation adjustment	29,722	17,248	50,281	97,251
Additions/(reversals)	17,165	12,797	29,429	59,391
Write-offs for payment/terminations	(87,643)	(750)	(492,110)	(580,503)
Balance at Mar 31, 2019	1,416,425	679,378	2,519,056	4,614,859

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at March 31, 2019 corresponds to R$5,057,331 (R$5,312,744 at December 31, 2018) in the Company and R$13,194,081 (R$13,750,739 at December 31, 2018) on a consolidated basis. The commission charges on these contracts are based on market rates.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

24.        SHAREHOLDERS’ EQUITY

(a)         Issued capital

On January 25, 2019, the Company completed the capital increase provided for by the JRP (Capital Increase - New Funds), with the issue of 3,225,806,451 new common shares, and the issue of 272,148,705 new common shares for private placement aimed at the Backstop Investors, and the issue of 275,985 new common shares related to the Subscription Warrants, all registered, book-entry, and without par value. The capital increase attributed to the capital and the capital reserves was R$500,466 and R$3,837,009, respectively (Note 1).

Subscribed and paid-in capital is R$32,538,937 (R$32,038,471 at December 31, 2018), represented by the following shares, without par value:

	Number of shares (in thousands)
	03/31/2019	12/31/2018
Total capital in shares
Common shares	5,796,478	2,298,247
Preferred shares	157,727	157,727
Total	5,954,205	2,455,974
Treasury shares
Common shares	32,030	32,030
Preferred shares	3,612	1,812
Total	35,642	33,842
Outstanding shares
Common shares	5,764,448	2,266,217
Preferred shares	154,115	155,915
Total outstanding shares	5,918,563	2,422,132

At the Company’s Annual Shareholders’ Meeting held on April 26, 2019, it was approved the allocation of the profit for the year 2018, amounting to R$24,591,140 to offset prior years’ accumulated losses.

(b)         Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

(c)         Capital reserves

As mentioned above, R$3,837,009 related to the capital increase with new funds was attributed to capital reserves.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Capital reserves are recognized pursuant to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve: net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

Restructured Senior Notes convertible into equity instruments:

On October 28, 2018, the Company commenced the issuance and delivery of all exercised warrants and ADWs to its holders. The process was concluded on January 4, 2019. All warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

(d)         Other comprehensive income

The table below shows the impacts disclosed in other comprehensive income:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Dec 31, 2018	(66,488)	(377,429)	(141,871)	(585,788)
Share issue costs		(385,135)		(385,135)
Hedge accounting gain, net of taxes	11,564			11,564
Exchange losses on investment abroad	22,624			22,624
Balance at Mar 31, 2019	(32,300)	(762,564)	(141,871)	(936,735)

(e)         Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464 recognized as a contra entry to capital increase, plus R$47,671 related to expenditures incurred in the issue process.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(f)          Basic and diluted earnings per share

The table below shows the calculations of basic and diluted earnings per share:

	03/31/2019	03/31/2018
Profit attributable to owners of the Company	568,403	30,543,355

Profit allocated to common shares – basic and diluted	553,546	23,495,237
Profit allocated to preferred shares – basic and diluted	14,857	7,048,118

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	5,764,447	519,752
Preferred shares – basic and diluted	154,715	155,915

Profit per share (in reais):
Common shares – basic and diluted	0.10	45.20
Preferred shares – basic and diluted	0.10	45.20

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

25.        EMPLOYEE BENEFITS

As at March 31, 2019, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Actuarial assets
TCSPREV Plan	69,021	68,619	69,175	68,934
CELPREV Plan			199	199
Total	69,021	68,619	69,374	69,133
Current	3,242	4,366	3,595	4,880
Non-current	65,779	64,253	65,779	64,253

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	588,546	574,725	588,546	574,725
PAMEC Plan	4,496	4,397	4,496	4,397
Total	593,042	579,122	593,042	579,122
Non-current	593,042	579,122	593,042	579,122

(i) Represented by the financial obligations agreement, entered into by the Company and Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This obligation represents the commitment under the terms of the JRP.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company had a financial obligations agreement, entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This agreement is subject to the new contract terms required by the JRP.

The obligation under the terms of the judicial reorganization is recognized as an additional commitment whenever the financial obligation is higher than the provision recognized pursuant to CPC 33/IAS 19 (CVM 695).

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at March 31, 2019 were recognized based on the actuarial studies for base date December 31, 2018, prepared using the “Projected Unit Credit Method”. The main assumptions taken into consideration in the actuarial studies as at December 31, 2018 and March 31, 2019 after the revision of the discount rates are as follows:

	CONSOLIDATED
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
Estimated inflation rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Estimated nominal salary increase index	4.00%	4.00%	4.00%	Per sponsor	N.A.	4.84%	3.59%	N.A.	N.A.
Estimated nominal benefit growth rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	N.A.	N.A.
Total expected rate of return on plan assets	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	Per sponsor	Per sponsor	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	7.43%	7.43%

N.A. = Not applicable.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The main movements in the actuarial liabilities related to pension plans in the period ended March 31, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	579,122	579,122
Pension plan costs, net	13,920	13,920
Balance at Mar 31, 2019	593,042	593,042

The main movements in the actuarial assets related to the pension plans in the period ended March 31, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	68,619	69,133
Pension plan income, net	1,578	1,590
Payments, contributions and reimbursements	(1,176)	(1,349)
Balance at Mar 31, 2019	69,021	69,374

Share-based compensation

The Long-term Incentive Program currently in effect, covering certain Company executives, was renewed by the General Creditors’ Meeting when Oi’s JRP was approved. This plan seeks a greater alignment with the Company’s new management cycle and business priorities and consists of the payment of a gross cash reward, in accordance with prevailing labor law. The gross cash reward is benchmarked to the quotation of Company shares. The beneficiaries are not entitled to receiving Company shares since the plan does not provide for the transfer of shares to its beneficiaries.

The first installment of this program, referring to 2018, was paid in January 2019.

A new share-based long-term incentive program for the executives and Board of Directors (Executive Committee Share Granting Program and Board of Directors Share Granting Program) was submitted and approved at an extraordinary shareholders’ meeting, held on April 26, 2019.

Oi’s Board of Directors, in deference to the opinion of the Public Prosecution Office and the Judicial Reorganization Court on the new long-term incentive programs, approved the programs and notified the Extraordinary Shareholders’ Meeting that they would be implemented after the decision of said court.

The purpose of these programs is to allow granting Shares to the Beneficiaries, aiming at promoting the engagement of executives and directors, and keep them committed to the achievement of the strategic goals and also seeks an alignment of these executives and directors with the Company’s and its shareholders’ medium- and long-term interests.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

26.        SEGMENT REPORTING

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•        Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•        Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•        SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended March 31, 2019 and 2018 is as follows:

	03/31/2019	03/31/2018
Residential	1,880,497	2,201,027
Personal mobility	1,745,021	1,815,274
SMEs/Corporate	1,418,031	1,547,430
Other services and businesses	42,414	58,362
Net operating revenue	5,085,963	5,622,093
Operating expenses
Depreciation and amortization	(1,673,080)	(1,251,582)
Interconnection	(135,625)	(188,651)
Personnel	(594,097)	(600,501)
Third-party services	(1,487,149)	(1,412,822)
Grid maintenance services	(274,662)	(274,740)
Handset and other costs	(47,503)	(37,752)
Advertising and publicity	(71,172)	(65,248)
Rentals and insurance	(660,810)	(1,028,458)
Provisions/reversals	(59,391)	(91,721)
Estimated loss on doubtful debts	(137,143)	(202,646)
Taxes and other expenses	(2,781)	(152,958)
Other operating income (expenses), net	987,185
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	929,735	315,014

FINANCIAL INCOME (EXPENSES)
Financial income	1,349,339	28,647,814
Financial expenses	(1,684,038)	1,619,064

PRETAX LOSS	595,036	30,581,892

Income tax and social contribution	(43,507)	47,530

PROFIT FOR THE PERIOD	551,529	30,629,422

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended March 31, 2019 and 2018, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	03/31/2019	03/31/2018
NET OPERATING REVENUE
Revenue related to the reportable segment	5,085,963	5,622,093
Revenue related to other businesses	44,073	46,197
Consolidated net operating revenue (Note 5)	5,130,036	5,668,290

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In the periods ended March 31, 2019 and 2018, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	03/31/2019	03/31/2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	929,735	315,014
Other businesses	(4,786)	(11,555)
Consolidated income before financial income (expenses) and taxes (Note 5)	924,949	303,459

Total assets, liabilities and tangible and intangible assets per geographic market as at March 31, 2019 are as follows:

	03/31/2019
	Total assets	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	72,977,595	49,888,436	36,928,921	6,741,813	1,484,444
Other, primarily Africa	4,812,585	471,651	106,813	41,017	7,475

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

27.        RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	03/31/2019	12/31/2018
Assets
Accounts receivable	335,925	174,788
BrT Call Center	38,610	38,610
BrT Multimídia	47,305	46,447
Oi Móvel	7,615	7,980
Telemar	241,804	81,160
Serede	591	591
Receivables from related parties (current and non-current)	4,926,245	11,960,680
PTIF (i)	3,037,797	7,555,189
Oi Holanda (i)	1,551,291	4,066,221
PT Participações	337,157	339,270
Other	228,174	525,013
Telemar	87,878	110,678
Oi Móvel	120,485	148,058
Oi Holanda	10,320	47,602
PTIF		209,184
Serede	9,442	9,442
Dommo	49	49

(i)     See information in Note 14.

	COMPANY
	03/31/2019	12/31/2018
Liabilities
Trade payables	302,181	399,758
BrT Call Center	44,939	43,723
BrT Multimídia	121,448	136,963
Oi Móvel	84,116	111,745
Telemar	24,418	26,287
Paggo Administradora	24,153	25,370
Serede	3,107	55,670
Borrowings and financing, and debentures (ii)	470,410	377,184
Telemar	24,252	19,161
Oi Holanda	446,158	358,023
Other payables	119,177	115,328
BrT Call Center	396	396
BrT Multimídia		13,539
Oi Móvel	30,220	31,095
Telemar	80,515	61,338
Dommo	7	7
Rio Alto	975	975
Oi Investimentos	7,064	7,978

(ii) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY
	03/31/2019	03/31/2018
Revenue
Revenue from services rendered	12,325	23,735
Oi Internet		133
BrT Multimídia	139	140
Oi Móvel	8,918	10,747
Telemar	3,106	12,485
Serede	162	230
Other operating income	10,263	10,263
BrT Multimídia	818	818
Oi Móvel	9,445	9,445
Financial income	31,171	17,565,864
Oi Móvel		5,065
Telemar	2,209	51,312
Oi Holanda	(75,338)	17,406,903
PTIF	106,413	57,763
PT Participações	(2,113)	44,821

	COMPANY
	03/31/2019	03/31/2018
Operating costs and expenses	(233,013)	(250,403)
BrT Multimídia	(1,222)	(1,220)
Oi Móvel	(13,804)	(21,065)
Telemar	(3,279)	(10,992)
Paggo Administradora	(883)	(1,046)
BrT Call Center	(124,922)	(124,043)
Serede	(88,903)	(92,037)
Financial expenses	29,943	(1,166,293)
Oi Móvel		751,262
Telemar	(5,091)	(326,705)
Serede	(1,277)
BrT Call Center	(519)
BrT Multimídia	(2,090)
Oi Holanda	42,151	(1,131,818)
PTIF	(3,173)	(437,090)
Oi Internet		20
PT Participações	(58)	(21,962)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2018). In the period ended March 31, 2019 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The intercompany credit facilities effective at March 31, 2019 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Accounts receivable and other assets			6,470	6,359
Other entities			6,470	6,359

	COMPANY		CONSOLIDATED
	03/31/2019	12/31/2018	03/31/2019	12/31/2018
Accounts payable and other liabilities	391	915	61,558	74,210
Hispamar	391	915	47,404	66,704
Other entities			14,154	7,506

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Revenue
Revenue from services rendered			59	106
Other entities			59	106
Financial income			111
Other entities			111

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	03/31/2019	03/31/2018	03/31/2019	03/31/2018
Costs/expenses
Operating costs and expenses	(1,541)	(1,315)	(62,914)	(55,386)
Hispamar	(1,541)	(1,315)	(55,584)	(47,967)
Other entities			(7,330)	(7,419)
Financial expenses	(3)		(169)
Hispamar	(3)		(169)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at March 31, 2019, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$7,241 (R$31,254 at March 31, 2016) in the Company and R$7,241 (R$39,544 at March 31, 2016) on a consolidated basis. The ratification of the JRP by the Court, after its voting and approval by the creditors at the General Creditors’ Meeting entailed the payment special in 2018, one-off, nonrecurring compensation to the statutory executive committee, of up to R$15.5 million, net of taxes and charges, as established in the agreements entered into with the executive officers and previously approved by the Company’s Board of Directors.

28.        HELD-FOR-SALE ASSETS

The information on the item below should be read together with the financial statements for the year ended December 31, 2018.

Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

With regard specifically to the indirect interest held by Africatel in Company, on February 27, 2019 the Company was notified of the final decision issued by the Arbitration Court under the arbitration proceeding filed by PT Ventures, an Africatel subsidiary, against the other Unitel’s shareholders. The Arbitration Court judged that the other Unitel shareholders had violated several provisions of Unitel’s Shareholders’ Agreement, which resulted in a significant decrease of PT Ventures’ stake in Unitel. The Court also judged that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of foreign currency-denominated dividends as the other foreign Unitel shareholder.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As a result, the Court ordered the other shareholders to pay PT Ventures, jointly and severally, US$339.4 million plus interest (accrued as from February 20, 2019, using the 12-month US dollar LIBOR plus two percentage points), corresponding to the loss of value of PT Ventures’ stake, in addition to US$307 million plus interest (simple interest of 7% accrued as from different dates when they should have been received), related to the dividends that were not received, plus also the net reimbursement of the procedural costs, of approximately US$12 million. The Court dismissed all the retrial petitions filed by the other Unitel shareholders.

The decision results in a reaffirmation of PT Ventures’ rights as shareholder of 25% Unitel’s capital, as prescribed by the Shareholders’ Agreement. PT Ventures retains all its rights provided for in the Shareholders’ Agreement, including the right to appoint the majority of Unitel’s Board of Directors’ members and the right to receive Unitel’s past and future dividends.

Subsequently, at the General Shareholders’ Meeting of Unitel held on March 19, 2019 a new Board of Directors was elected consisting of five members, including two appointed by PT Ventures, one of whom will hold the position of Unitel’s General Director.

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	03/31/2019	12/31/2018
Held-for-sale assets	4,812,585	4,923,187
Cash, cash equivalents and cash investments	73,077	82,639
Accounts receivable	113,059	108,343
Dividends receivable (i)	2,581,443	2,566,935
Held-for-sale asset (ii)	1,787,469	1,843,778
Other assets	98,649	145,709
Investments	11,058	19,414
Property, plant and equipment	106,813	108,768
Intangible assets	41,017	47,601

Liabilities directly associated to assets held for sale	471,651	526,870
Borrowings and financing	462	188
Trade payables	47,629	52,064
Other liabilities	423,560	474,618

Non-controlling interests (iii)	225,414	243,491

Total held-for-sale assets, net of the corresponding liabilities – consolidated	4,115,520	4,152,826
Intragroup eliminations	(431,231)	(431,277)
Total held-for-sale assets – Parent company	3,684,289	3,721,549
Investments in Africa	3,684,289	3,721,549

(i)          Refers to dividends receivable from Unitel. The Company’s recognizes dividends not yet received based on the estimated recoverable amount and takes into account, for this valuation, the existence of legal proceedings filed to collect these amounts and the related US$ interest, the expected favorable decisions on these legal proceedings  in time, and the existence of cash at Unitel for the payment of these dividends. The dividends not paid by Unitel to PT Ventures refer to the verified profit for 2005 and the free reserves of 2006-2009, in addition to the profits for fiscal years 2011, 2012, 2013, 2014, and 2017, totaling a nominal gross amount of US$821 million.

(ii)         Refers mainly to the fair value of the indirect interest’s financial investment held by PT Ventures, corresponding to 25% of Unitel’s share capital, classified as held for sale. The fair value of this investment is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of an appropriate discount rate, calculated based on the weight average cost of capital of 17.6%, taking into consideration Unitel’s business environment. The Company has the policy of monitoring and periodically updating the main assumptions and material estimates used in the fair value measurement, and also takes into consideration in this assessment, possible impacts of actual events related to the investment, notably the lawsuits filed against Unitel and its shareholders. As at March 31, 2019 and in the context of the updating of assumptions referred to above, the fair value of the investment in Unitel was R$1,770 million (R$1,760 million at December 31, 2018).

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)       Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

29.        OTHER INFORMATION

(a)         Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice related to the completion of the Exchange.

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By March 31, 2019, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; and (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. 17,076,554 common shares and 34,153,108 preferred shares are still subject to the Option.

As at March 31, 2019, the fair value of the Call Option is estimated at R$3 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

FEDERAL PUBLIC SERVICE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION Quarterly Financial Information (ITR) EMPRESA COMERCIAL, INDUSTRIAL E OUTRAS	Corporate Legislation Data-Base – 03/31/2019
01131-2 Oi S.A. – UNDER JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(b)         Punitive Administrative Proceedings at the CVM

In December 2018, we became aware that the CVM, in the exercise of its duties, initiated two punitive administrative proceedings for acts conducted in connections with the corporate restructuring announced in October 2013 involving Oi and Pharol (former Portugal Telecom), and the capital increase through the public offer of Oi shares concluded in May 2014, for an alleged breach of the Corporate Law, to hold liable certain executives, officers and controlling shareholders at the time of the events.

The Company is not a party to these proceedings. With regard to the indicted executives, if they are held liable in these Punitive Administrative Proceedings, they are subject to a penalty, which range from a warning to a temporary disqualification, during up to 20 years, to hold a director or member of the supervisory board position of a publicly-held company, entity of the securities distribution system, or other entities that depend of CVM authorization or registration.

(c)         Merger of Copart 5 with and into the Company

In March 2019, Copart 5 was merged with and into the Company. The merger had no accounting impacts, since the assets and liabilities of Copart 5 were already stated in the balances of the Company since the main risks and rewards of this transaction remain in the parent company. This merger is one of the stages of the corporate and asset restructuring process of the Oi Group described in the JRP and its purpose is to optimize these companies’ operations.

Oi S.A. – Under Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

	Company		Consolidated

	03/31/2019	03/31/2018	03/31/2019	03/31/2018

Revenue

Sales of goods and services	1,313,249	1,581,626	7,000,889	7,888,081
Voluntary discounts and returns	(214)	(2,497)	(372,107)	(426,764)
Estimated loss on doubtful debts	(41,432)	(33,911)	(136,977)	(202,591)
Other income	887,999	130,942	1,534,937	400,370

	2,159,602	1,676,160	8,026,742	7,659,096

Inputs purchased from third parties

Interconnection costs	(30,584)	(45,909)	(136,491)	(189,616)
Supplies and power	(128,509)	(95,462)	(438,648)	(355,476)
Cost of sales			(56,570)	(49,070)
Third-party services	(424,984)	(452,397)	(1,759,250)	(1,758,079)
Other	(15,903)	(10,523)	(174,284)	(172,025)

	(599,980)	(604,291)	(2,565,243)	(2,524,266)

Gross value added	1,559,622	1,071,869	5,461,499	5,134,830

Retentions

Depreciation and amortization	(443,128)	(261,032)	(1,689,676)	(1,268,458)
Provisions/reversals (including inflation adjustment)	(57,064)	(64,023)	(156,642)	(210,696)
Other expenses	(11,719)	(11,313)	(45,192)	(38,873)

	(511,911)	(336,368)	(1,891,510)	(1,518,027)

Wealth created by the Company	1,047,711	735,501	3,569,989	3,616,803

Value added received as transfer

Equity in investees	(435,860)	3,003,315	(625)	(4,171)
Financial income	1,133,369	27,017,412	1,350,780	28,676,762

	697,509	30,020,727	1,350,155	28,672,591

Wealth for distribution

	1,745,220	30,756,228	4,920,144	32,289,394

Wealth distributed
Personnel
Salaries and wages	(55,099)	(58,519)	(370,993)	(384,326)
Benefits	(18,634)	(18,117)	(116,865)	(105,972)
Severance Pay Fund (FGTS)	(6,252)	(5,163)	(34,540)	(33,415)
Other	(1,732)	(1,890)	(13,263)	(15,572)

	(81,717)	(83,689)	(535,661)	(539,285)
Taxes and fees
Federal	943	210,054	(267,886)	(81,665)
State	(256,839)	(346,321)	(1,182,975)	(1,469,202)
Municipal	(3,370)	(4,108)	(70,973)	(64,483)

	(259,266)	(140,375)	(1,521,834)	(1,615,350)

Oi S.A. – Under Judicial Reorganization and Subsidiaries

Appendix – Statement of Value Added

For the Quarters Ended March 31, 2019 and 2018

(In thousands of Brazilian reais - R$, unless otherwise stated)

(continued)

	Company		Consolidated

	03/31/2019	03/31/2018	03/31/2019	03/31/2018

Lenders and lessors
Interest and other financial charges	(718,837)	168,336	(1,521,230)	1,420,979
Rents, leases and insurance	(116,997)	(157,145)	(662,656)	(1,029,332)

	(835,834)	11,191	(2,183,886)	391,647

Shareholders

Non-controlling interests			(110,360)	16,949
Retained earnings	(568,403)	(30,543,355)	(568,403)	(30,543,355)

	(568,403)	(30,543,355)	(678,763)	(30,526,406)

Wealth distributed	(1,745,220)	(30,756,228)	(4,920,144)	(32,289,394)